UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐ Soliciting Material Pursuant to Section 240.14a-12

SERITAGE GROWTH PROPERTIES

(Name of Registrant as Specified In Its Charter)

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500 Fifth Avenue

Suite 1530
New York, NY 10110
(212) 355-7800

April 9, 2021

Dear Shareholder:

The trustees and officers of Seritage Growth Properties (the “Company”) are pleased to invite you to attend the 2021 annual meeting of the Company’s shareholders on May 20, 2021 at 10:00 a.m. (Eastern Time). Due to the public health emergency created by the coronavirus pandemic (COVID-19) and to comply with government directives and support the health and wellbeing of our shareholders, this year’s Annual Meeting will be held in a virtual meeting format only. You will be able to attend the Annual Meeting virtually and vote and submit questions during the virtual Annual Meeting by visiting www.meetingcenter.io/240071724. For instructions on how to attend and vote your shares at the Annual Meeting, see the information in the accompanying Proxy Statement in the section titled “Questions and Answers — How do I attend and vote shares at the Annual Meeting?” Any reference herein to attending the Annual Meeting, including any reference to “in person” attendance, means attending by remote communication via live webcast on the Internet.

The formal notice of this Annual Meeting and the Proxy Statement appear on the following pages. We have elected to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. After reading the Proxy Statement, please submit your proxy through the Internet, by touch-tone telephone or by requesting a printed copy of the proxy materials and using the enclosed proxy card. We must receive properly authorized proxies submitted via mail by May 19, 2021 to ensure they will be counted at the Annual Meeting. We encourage you to authorize a proxy to vote your shares via telephone or the Internet and to choose to view future mailings electronically rather than receiving them on paper. You may vote electronically via telephone or the Internet up to the time the polls close at the virtual meeting. Please review the instructions on each of your voting options described in this Proxy Statement, as well as the Notice of Internet Availability of Proxy Materials you received in the mail.

Whether or not you plan to attend the meeting, please read the Proxy Statement and vote your shares.

Sincerely,

Edward S. Lampert
Chairman of the Board of Trustees
Seritage Growth Properties
500 Fifth Avenue
Suite 1530
New York, NY 10110

SERITAGE GROWTH PROPERTIES

500 Fifth Avenue

Suite 1530

New York, NY 10110

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 20, 2021

10:00 a.m. Eastern Time

We invite you to attend the 2021 annual meeting of shareholders (the “Annual Meeting”) of Seritage Growth Properties, a Maryland real estate investment trust (“Seritage,” “the Company,” “our company,” “we,” “our” or “us”), to consider and vote upon:

1.       The election of Edward S. Lampert, John T. McClain and Allison Thrush as Class III trustees, each to serve until the 2024 annual meeting of shareholders and until his or her successor is duly elected and qualified;

2.       The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2021;

3.       An advisory, non-binding resolution to approve the Company’s executive compensation program for our named executive officers, as described in the proxy statement; and

4.       Any other business that may properly come before the meeting or any postponement or adjournment of the meeting.

The record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on March 25, 2021. Only shareholders of record at that date are entitled to notice of, and to vote at, the meeting. For more information, please read the accompanying Proxy Statement.

Due to the public health emergency created by the coronavirus pandemic (COVID-19) and in order to comply with government directives and support the health and wellbeing of our shareholders and others, this year’s Annual Meeting will be held in a virtual meeting format only. You will be able to attend the Annual Meeting by remote communication and vote and submit questions during the virtual Annual Meeting by visiting www.meetingcenter.io/240071724. For instructions on how to attend and vote your shares at the Annual Meeting, see the information in the accompanying Proxy Statement in the section titled “Questions and Answers — How do I attend and vote shares at the Annual Meeting?”. Any reference herein to attending the Annual Meeting, including any reference to “in person” attendance, means attending by remote communication via live webcast on the Internet.

It is important that your shares are represented at the meeting. Shareholders of record as of the close of business on the record date may vote their shares online at the virtual Annual Meeting, or authorize a proxy (1) by telephone, (2) through the Internet or (3) if you requested to receive printed proxy materials, by submitting your enclosed proxy card at any time prior to meeting. If you do not attend the meeting but your vote is submitted by telephone or Internet after 10:00 A.M., Eastern Time, on May 20, 2021, your vote will be cast as if you were personally present at the meeting.

If you are a shareholder of record as of the close of business on the record date or hold a legal proxy from a shareholder of record and attend and vote at the Annual Meeting, your vote at the Annual Meeting will replace any earlier vote.

Sincerely,

Matthew Fernand
General Counsel,
Executive Vice President and Secretary

April 9, 2021

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2021 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 20, 2021.

The Company’s Proxy Statement for the Annual Meeting and the 2020 Annual Report on Form 10-K for the fiscal year ended December 31, 2020 are available at www.edocumentview.com/SRG.

QUESTIONS AND ANSWERS

What is included in these proxy materials? What is a proxy statement and what is a proxy?

The proxy materials for the 2021 annual meeting of shareholders (the “Annual Meeting”) of Seritage Growth Properties, a Maryland real estate investment trust (“Seritage,” “the Company,” “our company,” “we,” “our,” or “us”), include the Notice of Annual Meeting, this Proxy Statement, our 2020 Annual Report on Form 10-K and a proxy card or voting instruction form. The Company has made these proxy materials available to you by Internet or, upon your request, has delivered printed versions of these materials to you by mail, because you were a shareholder of record at the close of business on March 25, 2021.

A “proxy statement” is a document that U.S. Securities and Exchange Commission (“SEC”) regulations require us to give you when we ask you to sign a proxy designating individuals to vote on your behalf. The word “proxy” has two meanings. A “proxy” is the legal designation of another person to cast the votes entitled to be cast by the holder of the shares and is sometimes called a “proxy card.” That other designated person is called a “proxy” and is sometimes referred to as a “proxy holder.”

We have designated three of our officers as proxies for the Annual Meeting. When you authorize a proxy by using the Internet, by telephone or by signing and returning the proxy card, you appoint each of Andrea Olshan, Amanda Lombard and Matthew Fernand as your proxy at the Annual Meeting (the “proxies”), with full power of substitution by any of them. Even if you plan to attend the Annual Meeting, we encourage you to authorize a proxy to vote your shares in advance by using the Internet, by telephone or, if you received your proxy card by mail, by signing and returning your proxy card. If you authorize a proxy by using the Internet or by telephone, you do not need to return your proxy card.

The form of proxy and this Proxy Statement have been approved by our Board of Trustees (“Board”) and are being provided to shareholders by its authority. These materials were first made available or sent to you on April 9, 2021. Any reference in this Proxy Statement to attending the Annual Meeting, including any reference to “in person” attendance, means attending by remote communication via live webcast on the Internet.

Why did I receive a one-page notice in the mail regarding the Internet Availability of Proxy Materials instead of a full set of proxy materials?

In accordance with rules adopted by the SEC, the Company uses the Internet as the primary means of furnishing proxy materials to our shareholders. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders. All shareholders will be able to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or how to request a printed copy may be found in the Notice, proxy card or voting instruction form. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages shareholders to take advantage of the availability of the proxy materials on the Internet in order to help reduce the environmental impact of its Annual Meetings and reduce the cost to the Company of physically printing and mailing materials.

What am I voting on at the Annual Meeting?

At the Annual Meeting, our shareholders are asked to consider and vote upon:

•	The election of Edward S. Lampert, John T. McClain and Allison Thrush as Class III trustees, each to serve until the 2024 annual meeting of shareholders and until his or her successor is duly elected and qualified;
•	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2021;
•	an advisory, non-binding resolution to approve the Company’s executive compensation program for our named executive officers; and
•	any other business that may properly come before the Annual Meeting or any postponement or adjournment thereof.

How does the Board recommend I vote?

The Board recommends that you vote as follows:

•	FOR the election of each of the Board’s nominees for Class III trustees;
•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2021; and
•	FOR, on an advisory basis, non-binding, the approval of the executive compensation program for our named executive officers.

What does it mean to vote by proxy?

It means that you give someone else the right to vote your shares in accordance with your instructions. In this way, you ensure that your vote will be counted even if you are unable to attend the Annual Meeting. If you properly sign and deliver your proxy but do not include specific instructions on how to vote, the individuals named as proxies will vote your shares as follows:

•	FOR the election of each of the Board’s nominees for Class III trustees;
•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2021; and
•	FOR, on an advisory, non-binding basis, the approval of the executive compensation program for our named executive officers.

The individuals named as proxies will vote in their discretion on any other matter that may properly come before the Annual Meeting or any postponement or adjournment thereof.

Who is entitled to vote?

Only holders of our Class A common shares of beneficial interest (“Class A Shares”) and Class B common shares of beneficial interest (“Class B Shares”) at the close of business on March 25, 2021 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. The holder of each Class A Share and each Class B Share outstanding is entitled to one vote per share. There were 40,587,226 Class A Shares and no Class B Shares outstanding on the Record Date.

How do I cast my vote?

If you hold your shares directly in your own name, you are a “registered shareholder” (sometime referred to as a “record shareholder”) and may vote in person at the Annual Meeting or you may complete and submit a proxy through the Internet, by telephone or by mail. If your shares are registered in the name of a broker or other nominee, you are a “street-name shareholder” and will receive instructions from your broker or other nominee describing how to vote your shares.

How do I authorize a proxy to vote my shares by telephone or through the Internet?

If you are a registered shareholder, you may authorize a proxy to vote your shares by telephone or through the Internet following the instructions in the Notice or proxy card if you requested to receive paper proxy materials. If you are a street-name shareholder, your broker or other nominee has provided you a voting instruction form and other information for you to use in directing your broker or nominee how to vote your shares.

Who will count the vote?

A representative of Computershare Trust Company, N.A., an independent tabulator, will count the vote and act as the inspector of election.

May I change my vote after I have voted?

A subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. If you are a registered shareholder and wish to change your vote by mail, you may do so by requesting, in writing, a proxy card from the Corporate Secretary at Seritage Growth Properties, 500 Fifth Avenue, Suite 1530, New York, NY 10110, Attn: Corporate Secretary. The last proxy received prior to the Annual Meeting will be the one that will be counted. If you are a registered shareholder, you may also change your vote by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, by itself, change a prior vote. Street-name shareholders wishing to change their votes after returning voting instructions to their broker or other nominee should contact the broker or nominee directly.

May I revoke a proxy?

Yes, a registered shareholder may revoke a properly executed proxy at any time before it is exercised at the Annual Meeting by (i) submitting a letter addressed to and received by the Corporate Secretary at the address listed in the answer to the previous question or (ii) attending the Annual Meeting in person and revoking your proxy. Street-name shareholders wishing to revoke their proxies after returning voting instructions to their broker or other nominee should contact the broker or nominee directly.

What does it mean if I receive more than one Notice, proxy or voting instruction form?

It means your shares are registered in more than one account. For all copies of proxy materials, please provide voting instructions for all Notices, proxy cards and voting instruction forms that you receive. We encourage you to register all your accounts in the same name and address. Registered shareholders may contact our transfer agent, Computershare Trust Company, N.A., at 462 South 4th Street, Suite 1600 Louisville, KY 40202 (1-866-455-9772). Street-name shareholders holding shares through a broker or other nominee should contact their broker or nominee and request consolidation of their accounts.

What constitutes a quorum?

The holders of a majority of the outstanding shares entitled to vote, in person or represented by proxy at the Annual Meeting, constitute a quorum. A quorum is necessary to transact business at the Annual Meeting.

What is the required vote to elect trustees?

Item 1: The affirmative vote of at least two-thirds of all the votes cast (i.e., voted “for” or “against”) as to a nominee at a meeting of shareholders at which a quorum is present is required to elect a trustee. In the event that an incumbent trustee does not receive a sufficient percentage of votes entitled to be cast for election, he or she will continue to serve on the Board until a successor is duly elected and qualified. Cumulative voting is not permitted.

What is the required vote to approve each of the other proposals?

Item 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm requires the affirmative vote of a majority of votes cast (i.e., voted “for” or “against”) in person or represented by proxy at the Annual Meeting.

Item 3: Approval of the advisory vote on the Company’s executive compensation program for our named executive officers requires the affirmative vote of a majority of votes cast (i.e., voted “for” or “against”) in person or represented by proxy at the Annual Meeting.

What is the effect of an abstention?

Abstentions occur when a shareholder is present in person or by proxy at the Annual Meeting, but abstains from voting. Abstentions will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions are not votes cast and will have no effect on the election of trustees, on the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm or on the advisory vote on the Company’s executive compensation.

How will votes be counted on shares held through brokers?

If you hold shares beneficially in street name, but do not provide your broker with voting instructions on a matter on which the broker is not permitted to vote without instructions from the beneficial owner, your shares represent “broker non-votes.” Under the rules of the New York Stock Exchange, brokers are not entitled to vote on (i) the election of trustees (Item 1) or (ii) the advisory vote on the Company’s executive compensation (Item 3) unless they receive voting instructions from the beneficial owner. Your broker is entitled to vote your shares even if no instructions are received from you on the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm (Item 2). Broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Because broker non-votes are not considered votes cast on a proposal, broker non-votes, if any, will not affect the outcome of the election of trustees (Item 1) or the advisory vote on the Company’s executive compensation (Item 3).

Why are you holding a virtual Annual Meeting?

Due to the public health emergency created by the coronavirus pandemic (COVID-19) and to comply with government directives and support the health and wellbeing of our shareholders and others, this year’s Annual Meeting will be held by remote communication in a virtual meeting format only. In addition, we believe that the virtual meeting format will provide expanded access, improved communication and cost savings for our shareholders and the Company.

The Annual Meeting will convene at 10:00 a.m. Eastern Time on May 20, 2021. We encourage you to access the Annual Meeting prior to the start time leaving ample time for the check-in process. Please follow the registration instructions as outlined in this proxy statement.

How do I attend and vote shares at the Annual Meeting?

Any shareholder as of the Record Date or their duly authorized proxies may attend the Annual Meeting. If you are a registered shareholder, you do not need to register to attend the Annual Meeting. You will be able to attend the Annual Meeting online and submit your questions during the Annual Meeting by visiting www.meetingcenter.io/240071724. You also will be able to vote your shares electronically as part of the Annual Meeting webcast. Please follow the instructions on the notice or proxy card that you received.

To participate in the Annual Meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. The password for the meeting is SRG2021.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet. To register to attend the Annual Meeting by remote communication via webcast, you must submit a legal proxy from your broker or nominee as proof of your power to authorize your vote. Obtaining a legal proxy from your broker or nominee make take several days. Requests for registration must be labeled as “Legal Proxy” and be should be received by Computershare via email or by mail using the instructions below by no later than 5:00 PM, Eastern Time on May 17, 2021 to ensure ample time to provide your confirmation of registration to be admitted to the meeting

You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to the following:

By email

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com.

By mail

Computershare

Seritage Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

The Annual Meeting will convene at 10:00 a.m. Eastern Time on May 20, 2021. We encourage you to access the Annual Meeting prior to the start time leaving ample time for the check-in process. Please follow the registration instructions as outlined in this proxy statement.

May I access future annual meeting materials through the Internet?

Yes. Registered shareholders may sign up for electronic delivery at any time by registering their account online at www.computershare.com and updating their account profile. If you authorize a proxy through the Internet, you may also sign up for electronic delivery. Just follow the instructions that appear after clicking on the “Vote” icon at www.envisionreports.com/SRG during the voting process. You will receive an e-mail next year containing our 2021 Annual Report on Form 10-K and the Proxy Statement for our 2022 annual meeting. Street-name shareholders may also have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your broker or other nominee regarding the availability of this service. This procedure reduces the printing costs and fees our Company incurs in connection with the solicitation of proxies.

How are proxies solicited and what is the cost?

Seritage will bear the cost of soliciting proxies by or on behalf of our Board. In addition to solicitation through the mail, proxies may be solicited in person or by telephone or electronic communication by our trustees, officers and employees, none of whom will receive additional compensation for these services. We have engaged Georgeson LLC (“Georgeson”) to distribute and solicit proxies on our behalf and will pay Georgeson a fee of $10,000, plus reimbursement of reasonable out-of-pocket expenses, for these services.

What is “householding”?

Seritage has adopted a procedure called “householding,” which has been approved by the SEC and authorized under Maryland law. Under this procedure, shareholders of record who have the same address and last name will receive a single copy of the Notice and, if applicable, the proxy materials unless one or more of these shareholders notifies the Company that they wish to continue receiving individual copies. Shareholders who participate in householding will continue to receive separate proxy cards. This procedure can result in significant savings to our company by reducing printing and postage costs.

If you wish to receive separate copies of Notices and, if applicable, proxy materials, please call the Company at (212) 355-7800 or write to: Corporate Secretary, Seritage Growth Properties, 500 Fifth Avenue, Suite 1530, New York, NY 10110. The Company will deliver the requested documents to you promptly upon your request.

Any shareholders of record who share the same address and currently receive multiple copies of Notices and, if applicable, proxy materials who wish to receive only one copy of these materials per household in the future may contact the Corporate Secretary of the Company at the address or telephone number listed above. If you hold your shares through a broker, bank or other nominee, please contact your broker, bank, or other nominee to request information about householding.

How do I revoke my consent to the householding program?

If you are a holder of record and share an address and last name with one or more other holders of record, and you wish to continue to receive separate Notices and, if applicable, proxy materials, you may revoke your consent by writing to Corporate Secretary, Seritage Growth Properties, 500 Fifth Avenue, Suite 1530, New York, NY 10110. You may also revoke your consent by contacting the Company at (212) 355-7800. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

A number of brokerage firms have instituted householding. If you hold your shares in street name, please contact your bank, broker or other holder of record to request information about householding.

CORPORATE GOVERNANCE

Corporate Governance Practices

Our Board is committed to effective corporate governance. The Board has approved and adopted Corporate Governance Guidelines that provide the framework for governance of our company. The Nominating and Corporate Governance Committee reviews and assesses the Corporate Governance Guidelines annually and recommends changes to the Board as appropriate. The Corporate Governance Guidelines, along with the charters of our Audit, Compensation and Nominating and Corporate Governance Committees and our Code of Business Conduct and Ethics, are available on our website at www.seritage.com on our Investor Relations page under the heading “Governance Documents.” (We are not including the information contained on, or available through, our website as a part of, or incorporating such information by reference into, this Proxy Statement.)

Among other things, the Corporate Governance Guidelines provide that:

•	A majority of the members of the Board must be independent trustees;
•	Independent trustees are to meet regularly, at least twice a year, in executive session without management present;
•	The Board and each of its committees have the power to engage, at the Company’s expense, independent legal, financial or other advisors as deemed necessary, without consulting or obtaining the approval of the Company’s officers in advance;
•	The Board conducts an annual evaluation to assess whether it and its committees are functioning effectively;
•	The Board is committed to a policy of inclusiveness and is committed to seeking out highly qualified women and minority candidates as well as candidates with diverse backgrounds, experiences and skills; and
•	Trustees and executive officers are prohibited from entering into any hedging or pledging transactions involving Company securities. Specifically, the Company prohibits all trustees and executive officers from engaging (at any time) in transactions in publicly-traded options, such as puts and calls, and other derivative securities with respect to the Company’s securities, including any hedging or similar transaction designed to decrease the risks associated with holding Company securities (but excluding transactions pursuant to awards granted under a Company equity-incentive plan, such as the exercise of stock options and purchase of the underlying shares). In addition, all trustees and executive officers are prohibited from pledging Company securities as collateral for loans.

Environmental, Social and Governance Practices

We are committed to environmental, social responsibility and governance practices that serve and we believe benefit our shareholders, our team and our communities. We believe that revitalizing under-utilized real estate, enriching the communities that we serve and delivering value to all of our stakeholders is core to our mission. In 2019, we launched our Environmental, Social and Governance steering committee and have taken several steps in 2020 towards recognizing our risks and improving our practices across our Company.

•	Environmental. We continue to undertake a number of green initiatives to mitigate our environmental risks, including replacing or redeveloping aging structures with more energy efficient buildings, and implementing improved insulation, cool roofs, LED lighting, smart irrigation systems and landscape design, remote electricity monitoring and charging stations for electric vehicles.
•	Social. As part of our completed or commenced development projects, we make significant capital investments to repurpose and modernize buildings and land, enhancing the local communities in which we serve and contributing to job creation. We are dedicated to building a corporate workforce built on a culture of respect, safety, professionalism and integrity. We also encourage our employees to volunteer through our corporate community service program and initiated an annual service day for our employees in 2019. In 2020, our annual service day raised money for Feeding America. The Company also donated money in 2020 to two organizations that promote diversity in the real estate industry. Additionally, the Company is working with local government agencies, and provided access to 26 of its properties for use as COVID-19 testing and/or vaccination sites.
•	Governance. We are focused on maintaining high governance standards and increasing the diversity of our Board and executive leadership. In 2019, our Board of Trustees elected an additional female director. In 2020, our Board elected a female Chief Financial Officer and, in 2021, our Board elected a female Chief Executive Officer and President who also serves on our Board. We will continue to evaluate the gender diversity of our executive leadership and Board in the future. We also aim to align the interests of our leadership and our shareholders through a compensation philosophy that emphasizes performance goals and shareholder returns. In addition, we ensure that each of our trustees and employees is subject to our Code of Business Conduct and Ethics, which we believe increases accountability and lowers governance risks.

Trustee Independence

Based on the review and recommendation by the Nominating and Corporate Governance Committee, the Board analyzed the independence of each trustee. In making its independence determinations, the Board considers transactions, relationships and arrangements between Seritage and entities with which trustees are associated as executive officers or trustees or have significant financial interests. When these transactions, relationships and arrangements exist, they are in the ordinary course of business and are of a type customary for a real estate company such as Seritage.

As a result of this review, the Board affirmatively determined that the following trustees meet the standards of independence under our Corporate Governance Guidelines and the applicable New York Stock Exchange (“NYSE”) listing rules, including that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment:

David S. Fawer

John T. McClain

Sharon Osberg

Thomas M. Steinberg

Allison L. Thrush

The Board has also determined that all members of the Audit Committee meet additional, heightened independence criteria applicable to audit committee members under the NYSE listing rules. The Board has further determined David S. Fawer and Allison L. Thrush are financially literate, and that John T. McClain, the chair of the Audit Committee, is an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC.

The Board has also determined that the members of the Compensation Committee meet independence criteria applicable to compensation committee members under the NYSE listing rules.

Risk Management

Consistent with our leadership structure, our Chief Executive Officer and other members of senior management are responsible for the identification, assessment and management of risks that could affect the Company, and the Board provides oversight in connection with these efforts. The Board’s oversight is conducted primarily through committees of the Board, as disclosed in the descriptions of the Nominating and Corporate Governance Committee, the Audit Committee, the Compensation Committee and the Investment Committee below and in the charters of these Board committees. The full Board has retained responsibility for general oversight of risks. The Board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight and management of particular risks within the Company, including our Chief Executive Officer, Chief Financial Officer and our General Counsel.

Public Policy Matters

We are committed to ethical business conduct and expect our trustees, officers and employees to act with integrity and to conduct themselves and our business in a way that protects our reputation for fairness and honesty. Consistent with these principles, we have established policies and practices in our Code of Business Conduct and Ethics with respect to political contributions and other public policy matters.

We encourage our employees to be active in the political and civic life of their communities. Trustees, officers and employees acting in their individual capacities may not give the impression that they are speaking on our behalf or representing the Company in such activities. In addition, no trustee or employee is permitted to make, authorize or permit any unlawful contributions, expenditure or use of the Company’s funds or property for political purposes.

Trustees and employees must not give anything of value to government officials if this could be interpreted as an attempt to curry favor on behalf of the Company.

THE BOARD OF TRUSTEES

Board Membership

The Nominating and Corporate Governance Committee of our Board is responsible for reviewing the qualifications and independence of members of the Board and its various committees on a periodic basis, as well as the composition of the Board as a whole. This assessment includes members’ qualification as independent and their economic interest in the Company through meaningful share ownership, as well as consideration of diversity, skills and experience in relation to the needs of the Board. Trustee nominees will be recommended to the Board by the Nominating and Corporate Governance Committee in accordance with the policies and principles in its charter. The ultimate responsibility for selection of trustee nominees resides with the Board.

The Nominating and Corporate Governance Committee ensures, to the extent consistent with applicable legal requirements and the Board’s duties, that new Board nominees are drawn from a pool that includes diverse candidates, including women and minority candidates. The Committee is committed to seeking out highly qualified women and minority candidates as well as candidates with diverse backgrounds, experiences and skills as part of each Board search that the Board and the Nominating and Corporate Governance Committee undertake. The Board and the Nominating and Corporate Governance Committee believe that it is important that our trustees represent diverse viewpoints. This process is designed so that the Board includes trustees with diverse backgrounds that represent appropriate financial and other expertise relevant to our business.

The Board held four regular meetings during fiscal year 2020. Additionally, the Board held recurring update meetings during the first few months of the COVID-19 pandemic and recurring update meetings in December of 2020 related to the CEO transition. All of the trustees who served on the Board during 2020 attended at least 75% of the total meetings of the Board and each of the Board committees on which such trustee served during his or her respective tenure. In addition to the foregoing, during fiscal year 2020, the trustees from time to time held additional meetings and conference calls (with Mr. Lampert recusing himself) to discuss Company business relating to Sears Holdings Corporation (“Sears Holdings”), Transform Holdco LLC (“Holdco”) and/or ESL Investments, Inc. Trustees are encouraged to attend, and all trustees who served on the Board during 2020 attended, our 2020 annual meeting of shareholders.

Committees of the Board of Trustees

The Board has standing Audit, Compensation, Nominating and Corporate Governance, and Investment Committees. All members of the Audit, Compensation, and Nominating and Corporate Governance Committees are independent, as defined in the NYSE listing rules.

The table below reflects the current membership of each committee and the number of meetings held by each committee in fiscal year 2020.

	Audit	Compensation	Nominating and Corporate Governance	Investment
D. Fawer	X		X*
E. Lampert				X
J. McClain	X*	X*
S. Osberg		X
T. Steinberg			X	X*
A. Thrush	X
2020 Meetings	5	4	1	2(1)
*	Committee chair
(1)	In addition to the meetings set forth above, in other instances the Investment Committee acted pursuant to unanimous written consents in 2020.

Each Board committee operates under a written charter. The principal functions of each committee are summarized below (charters for the Audit, Compensation and Nominating and Corporate Governance Committees may be viewed on our website at www.seritage.com under the “Investors – Governance Documents” heading or by writing to our Corporate Secretary at our principal executive office):

Audit Committee

•	Hires, subject to shareholder ratification, the independent registered public accounting firm to perform the annual audit;
•	Is responsible for compensation and oversight of the work of the independent registered public accounting firm in connection with the annual audit report;
•	Reviews the Company’s annual and quarterly financial statements, including disclosures made in management’s discussion and analysis of results of operations and financial condition;
•	Reviews the reports prepared by the independent registered public accounting firm and management’s responses thereto;
•	Pre-approves audit and permitted non-audit services performed by the independent registered public accounting firm;
•	Reviews financial reports, internal controls and risk exposures;
•	Reviews and approves all related-party transactions, as defined by applicable NYSE rules;
•	Reviews management’s plan for establishing and maintaining internal controls;
•	Reviews the scope of work performed by the internal audit staff;
•	Discusses with the Company’s General Counsel matters that involve our compliance and ethics policies; and

•	Prepares the Audit Committee Report required by SEC rules to be included in our annual Proxy Statement.

Compensation Committee

•	Reviews recommendations for and approves the compensation of senior executive officers;
•	Reviews and approves corporate goals and objectives relevant to CEO compensation, evaluates the CEO’s performance and recommends to the Board the CEO’s overall compensation level;
•	Reviews and approves employment agreements, severance arrangements and change in control arrangements affecting the CEO and other senior executives; and
•	Prepares the Compensation Committee Report required by SEC rules to be included in our annual Proxy Statement.

Nominating and Corporate Governance Committee

•	Reports annually to the full Board with an assessment of the Board’s performance;
•	Recommends to the full Board the nominees for trustees;
•	Reviews and recommends to the Board the composition of Board committees and the committee chairperson;
•	Reviews recommended compensation arrangements for the Board; and
•	Reviews and reassesses the adequacy of our Corporate Governance Guidelines.

Investment Committee

•	Assists the Board in fulfilling its responsibility to oversee acquisitions, dispositions, development projects, financings and other similar investments by the Company;
•	Assists the Company’s executive officers and management in evaluating and formulating proposed investments;
•	Reviews and assesses proposed investments in light of the Company’s strategic goals and objectives; and
•	Has the authority to approve certain transactions and presents and recommends certain other transactions to the full Board for its approval.

Compensation Committee Interlocks and Insider Participation

During fiscal 2020, John T. McClain and Sharon Osberg served as members of our Compensation Committee. No member of the Compensation Committee is a current or former executive officer or employee of the Company and no current member of the Compensation Committee had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain related-party transaction. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, an executive officer of which served as a trustee or member of the Company’s Compensation Committee during fiscal 2020.

Communications with the Board of Trustees

You may contact any trustee, any group of trustees or the entire Board, at any time, subject to the exceptions described below. Your communication should be sent to the Seritage Growth Properties Board of Trustees — c/o Corporate Secretary, Seritage Growth Properties, 500 Fifth Avenue, Suite 1530, New York, NY 10110. Communications are distributed to the Board, a committee of the Board, or a Board member as appropriate, depending on the facts and circumstances outlined in the communication. Certain items that are unrelated to the duties and responsibilities of the Board will be excluded, such as new product suggestions, résumés and other job inquiries, surveys and business solicitations or advertisements.

Board Leadership Structure

The Board has no policy that mandates the separation of the offices of Chairman of the Board and Chief Executive Officer. Under our Corporate Governance Guidelines, which may be viewed on our website at www.seritage.com under the “Investors – Governance Documents”, the Board believes that it is in the best interests of the Company to make such a determination at the time that it elects a new Chairman of the Board or Chief Executive Officer. The Board believes this determination should be based on the Company’s best interests in light of the circumstances at the time. Taking these considerations into account, the Board has concluded that the separation of the roles of Chairman and Chief Executive Officer serves the best interests of the Company at this time. Currently, Mr. Lampert is the Chairman of the Board and Ms. Olshan is the Chief Executive Officer of the Company. Ms. Olshan’s election as Chief Executive Officer of the Company became effective on March 16, 2021. The Board believes it is important to maintain flexibility as to the Board’s leadership structure, but firmly supports maintaining a non-management trustee in a leadership role at all times, whether as non-executive Chairman or Lead Independent Trustee.

Nomination of Trustee Candidates

The Nominating and Corporate Governance Committee considers candidates proposed by shareholders and evaluates them using the same criteria that it uses for other candidates. The Nominating and Corporate Governance Committee will, when appropriate, actively seek individuals qualified to become Board members, and solicit input on trustee candidates from a variety of sources, including our current trustees. As a matter of course, the Committee will evaluate a candidate’s qualifications and review all proposed nominees for the Board, including those proposed by shareholders, in accordance with its charter and our Corporate Governance Guidelines. This will include a review of the candidate’s qualifications and independence and economic interest in the Company through meaningful share ownership, as well as consideration of diversity, age, skills and experience in the context of the needs of the Board. The Nominating and Corporate Governance Committee will ensure, to the extent consistent with applicable legal requirements and the Board’s duties, that new Board nominees are drawn from a pool that includes diverse candidates, including women and minority candidates. The Committee is committed to seeking out highly qualified women and minority candidates as well as candidates with diverse backgrounds, experiences and skills as part of each Board search that the Board and the Nominating and Governance Committee undertake. While the Committee has the right to retain a third party to assist in the nomination process, the Committee did not do so in fiscal 2020, and accordingly the Company did not pay a fee to any third party to identify or assist in identifying or evaluating potential nominees in fiscal 2020.

Trustee nominees recommended by the Nominating and Corporate Governance Committee are expected to be committed to representing the long-term interests of our Company and our shareholders. The Committee believes that it is important to align the interests of the trustees with those of our shareholders, and therefore expects that each non-employee trustee will acquire, by the third anniversary of his or her election as a trustee, a number of Class A Shares with a cost at least equal to the annual retainer of each trustee in effect on the date when the trustee first becomes a member of the Board. The Corporate Governance Guidelines provide that the Board members should possess a high degree of integrity and have broad knowledge, experience and mature judgment. In addition to a meaningful economic commitment to our company as expressed in share ownership, trustees and nominees should have predominately business backgrounds, have experience at policy-making levels in business, and bring a diverse set of business experiences and perspectives to the Board.

Any recommendation by our shareholders should include any supporting material the shareholder(s) considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our trustees if elected. The Nominating and Corporate Governance Committee also reserves the right to request such additional information as it deems appropriate. All recommendations for nomination received by the Corporate Secretary will be presented to the Nominating and Corporate Governance Committee for its consideration. See section entitled “Communications with the Board of Trustees” for more information.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Review and Approval of Transactions with Related Persons

The Company’s Audit Committee charter requires that the Audit Committee review and approve all related-party transactions required to be disclosed pursuant to SEC rules and applicable NYSE rules. With respect to each related-party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms that are no less favorable to the Company than terms generally available from an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Our Relationships with Holdco and ESL

On June 11, 2015, Sears Holdings effected a rights offering (the “Rights Offering”) to Sears Holdings stockholders to purchase common shares of Seritage in order to fund, in part, Seritage’s $2.7 billion acquisition of 234 of Sears Holdings’ owned properties and one of its ground leased properties, and its 50% interests in three joint ventures that collectively owned 28 properties, ground leased one property and leased two properties (collectively, the “Transaction”). The Rights Offering ended on July 2, 2015, and the Company’s Class A Shares were listed on the NYSE on July 6, 2015. On July 7, 2015, the Company completed the Transaction with Sears Holdings and commenced operations. The Company’s only operations prior to the completion of the Rights Offering and Transaction were those incidental to the completion of such activities.

On October 15, 2018, Sears Holdings and certain of its affiliates filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). On February 28, 2019, the Company and certain affiliates of Transform Holdco LLC, an affiliate of ESL Investments, Inc. (“Holdco” or the “Tenant”), executed a master lease with respect to 51 wholly-owned properties (the “Holdco Master Lease”), which became effective on March 12, 2019, when the Bankruptcy Court issued an order approving the rejection of the original master lease between the Company and Sears Holdings (the “Original Master Lease”). The Holdco Master Lease was amended on June 3, 2020 (the “Holdco Master Lease Amendment”) and on December 2, 2020 (the “Holdco Master Lease Second Amendment”) each as further described below. As of April 1, 2021, the Company has no properties leased to Holdco.

Since the Transaction, the Company has operated as an independent public company. However, one of our trustees, Edward S. Lampert, and entities affiliated with him, together as a group, currently beneficially own significant portions of both Holdco’s outstanding common stock and equity in Seritage Growth Properties, L.P., a Delaware limited partnership (“Operating Partnership”). Seritage is the sole general partner of Operating Partnership. Mr. Lampert is also the Chairman of the Board of each of the tenant entities that is a party to the Holdco Master Lease. Accordingly, Holdco is considered a related party.

The following is a summary of the terms of the material agreements that we have entered into with Holdco and its subsidiaries, Operating Partnership and ESL Investments, Inc. and its affiliates (“ESL”). The summary of the agreements is qualified in its entirety by reference to the full text of the applicable agreements filed as exhibits to our SEC reports.

The Holdco Master Lease

The Holdco Master Lease was a unitary, non-divisible lease as to all properties, with Holdco’s obligations as to each property cross-defaulted with all obligations of Holdco with respect to all other properties. The Holdco Master Lease generally was a triple net lease with respect to all space leased thereunder to Holdco, subject to proportional sharing by Holdco for repair and maintenance charges, real property taxes, insurance and other costs and expenses common to both the space leased by Holdco and other space occupied by other tenants in the same or other buildings, space recaptured pursuant to the Company recapture rights described below and all other space constructed on the properties. Under the Holdco Master Lease, Holdco was required to make all expenditures reasonably necessary to maintain the premises in good appearance, repair and condition for as long as they were in occupancy.

Pursuant to the Holdco Master Lease Amendment, the Company agreed to terminate the Holdco Master Lease at 12 stores, effective September 30, 2020, each of which the Tenant would otherwise have the right to terminate without penalty on March 1, 2021, in return for a termination payment of $5.3 million payable upon the completion of going-out-of-business sales. Pursuant to the Holdco Master Lease Second Amendment, the Company agreed to terminate the Holdco Master Lease at the remaining 5 stores, effective March 15, 2021, in return for a termination payment of $3.8 million.

As of December 31, 2020, the annual base rent paid with respect to the Remaining Properties subject to the Holdco Master Lease accounted for $4.2 million and the amount of the Termination Payment accounted for $9.1 million.

Subscription, Distribution and Purchase and Sale Agreement

Through the Subscription, Distribution and Purchase and Sale Agreement, Sears Holdings subscribed for rights to acquire Seritage Class A Shares and distributed such subscription rights to its stockholders. The Subscription, Distribution and Purchase and Sale Agreement also provided for the sale of properties and joint venture interests (both directly and indirectly) to Operating Partnership for an aggregate purchase price of approximately $2.7 billion. The Subscription, Distribution and Purchase and Sale Agreement allocated responsibility for liabilities relating to the acquired properties between Seritage and Sears Holdings subject to the provisions of the Original Master Lease. It also contains indemnification obligations between Seritage and Sears Holdings.

ESL Exchange Agreement

Seritage, Operating Partnership and ESL entered into an exchange agreement (the “ESL Exchange Agreement”), dated as of June 26, 2015, pursuant to which ESL exchanged subscription rights that, if exercised, would have resulted in ESL receiving in excess of 3.1% of the Seritage common shares, together with an amount of cash equal to the aggregate amount ESL would have paid had it exercised such subscription rights in the rights offering plus the value of the Seritage non-economic shares, for Seritage non-economic shares having 5.4% of the voting power of Seritage but not entitled to dividends or distributions and Operating Partnership units. ESL, which holds all of the Seritage non-economic shares, has agreed with us that upon any sale or other transfer to a non-affiliate of any of its Operating Partnership units, it will surrender to Seritage a pro rata portion of the Seritage non-economic shares that it holds prior to the sale or other transfer, whereupon the surrendered Seritage non-economic shares will be cancelled and the aggregate voting power of ESL in Seritage will be proportionately reduced.

Amended and Restated Limited Partnership Agreement of Operating Partnership

The partnership agreement of Operating Partnership, as amended and restated, provides holders of Operating Partnership units (other than Seritage and entities controlled by it) approval rights over certain modifications to the partnership agreement, withdrawal or succession of Seritage as general partner of Operating Partnership, tax elections and certain other matters at all times. Because ESL currently owns a majority of the outstanding Operating Partnership units not held by Seritage and the entities controlled by it, ESL’s approval will be required in order for the general partner to undertake such actions unless ESL no longer owns a majority of such units. In addition, ESL has the right to acquire additional Operating Partnership units to allow it to maintain its relative ownership interest in Operating Partnership if Operating Partnership issues additional units to Seritage.

In addition, the partnership agreement of Operating Partnership provides holders of Operating Partnership units (other than Seritage and entities controlled by it) the right to cause Operating Partnership to redeem each of their Operating Partnership units in exchange for cash or, at the election of Seritage, common shares of Seritage on a one-for-one basis. The partnership agreement of Operating Partnership also permits ESL to transfer its Operating Partnership units to one or more underwriters to be exchanged for Seritage common shares in connection with certain dispositions in order to achieve the same effect as would occur if ESL were to exchange its Operating Partnership units for Seritage common shares, which may be limited under the ownership restrictions set forth in the Seritage declaration of trust, and then dispose of those shares in an underwritten offering. As of December 31, 2020, the Company held a 69.6% interest in the Operating Partnership and ESL held a 30.4% interest. The portions of consolidated entities not owned by the Company are presented as non-controlling interest as of and during the period presented.

Registration Rights Agreement with ESL

We entered into a registration rights agreement with ESL (the “Registration Rights Agreement”), dated July 7, 2015. The Registration Rights Agreement provides for, among other things, demand registration rights and piggyback registration rights for ESL. Pursuant to the Registration Rights Agreement and the partnership agreement of Operating Partnership, if ESL proposes to engage in an offering, it may transfer Operating Partnership units to an underwriter to be exchanged for Seritage common shares before they are sold in the offering. We are also required to indemnify ESL against losses suffered by it or certain other persons based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement, related prospectus, preliminary prospectus or free writing prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein, necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except to the extent based upon information furnished in writing by ESL specifically for use therein.

As of April 5, 2021, ESL owns approximately 9.1% of the outstanding Class A Shares. For additional information, see the “Amount and Nature of Beneficial Ownership” section of this Proxy Statement.

ITEM 1. ELECTION OF TRUSTEES

Item 1 is the election of three Class III trustee nominees to our Board. If elected, the three nominees will serve until the 2024 annual meeting of shareholders and until their successors are duly elected and qualify. The proxies will vote FOR the election of all of the nominees listed below, unless otherwise instructed. All Class I and II trustees will continue in office until the expiration of their terms at the 2022 and 2023 annual meeting of shareholders, respectively.

The affirmative vote of at least two-thirds of all the votes cast (i.e., voted “for” or “against”) at a meeting of shareholders at which a quorum is present is required to elect a trustee. In the event that an incumbent trustee does not receive a sufficient percentage of votes entitled to be cast for election, he or she will continue to serve on the Board until a successor is duly elected and qualified. Cumulative voting is not permitted.

The number of trustees constituting the entire Board is currently fixed at seven. Our declaration of trust provides that our trustees are divided into three classes. One class of trustees is elected at each annual meeting of shareholders to serve until the third succeeding annual meeting of shareholders and until their respective successors have been duly elected and qualify.

The Board expects each nominee to be available for election. If any nominee should become unavailable to serve as a trustee for any reason prior to the Annual Meeting, the Board may substitute another person as a nominee. In that case, your shares will be voted for that other person.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE THREE NOMINEES FOR TRUSTEE.

The biographies of each of the nominees below contain information regarding the nominee’s service as a trustee, business experience, trustee or director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should serve as a trustee for the Company.

The Board has nominated the following trustees for re-election as Class III trustees for three-year terms expiring at the 2024 annual meeting of shareholders:

Edward S. Lampert
Trustee since 2015

Edward S. Lampert, age 58, currently serves as the Chairman and Chief Executive Officer of ESL, which he founded in April 1988, and the Chief Executive Officer of Transform Holdco LLC. Mr. Lampert previously served as the Chairman and Chief Executive Officer of Sears Holdings until October 2018. Sears Holdings and certain of its affiliates filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code with the Bankruptcy Court in October 2018. Mr. Lampert also served on the board of AutoNation from 2002 to 2007 and AutoZone, Inc. from 1999 to 2006. Mr. Lampert has extensive experience in business and finance, and he has invested in many retail companies, which qualifies him to serve as a trustee of the Company.

John T. McClain
Trustee since 2015

John T. McClain, age 60, currently serves as the Chief Financial Officer of Iconix Brand Group, a brand management company. Previously, Mr. McClain served as the Chief Financial Officer of Lindblad Expeditions Holdings, Inc., an expedition travel company. Mr. McClain also served as the Chief Financial Officer of the Jones Group Inc., a leading global designer, marketer and wholesaler of over 25 brands, from July 2007 until its sale to Sycamore Partners in April 2014. Prior to that, Mr. McClain held a number of roles at Avis Budget Group, Inc., formerly Cendant Corporation. He joined Cendant Corporation in September 1999, serving as the Senior Vice President, Finance & Corporate Controller until 2006. From 2006 to 2007, Mr. McClain served as the Chief Accounting Officer of Avis and Chief Operating Officer of Cendant Finance Holdings. Mr. McClain previously held leadership roles at Sirius Satellite Radio Inc. and ITT Corporation. Mr. McClain also serves on the Board of Directors of Lands’ End, Inc., where he is chair of the Audit Committee, and previously served on the Board of Directors of Cherokee Global Brands Inc., where he was the chair of the Audit Committee. Mr. McClain has over 25 years of executive financial experience, serving at high-level capacities for the retail and consumer sectors, which qualifies him to serve as a trustee of the Company.

Allison L. Thrush
Trustee since 2019

Allison L. Thrush, 57, previously served as a managing director of Fortress Investment Group LLC, where she was responsible for capital formation and investor relations for the firm's private equity business. Her responsibilities included fund structuring, fundraising, and negotiation of the firm's private equity investment partnerships, investor relations and client services, oversight of various advisory boards, and special projects relating to matters such as restructurings, recapitalizations and IPOs. Prior to joining Fortress in 2001, Ms. Thrush directed a portfolio of opportunistic real estate and private equity investments for the New York State Common Retirement Fund. Prior to that, she worked for the New York State Urban Development

Corporation and Coopers & Lybrand, now PricewaterhouseCoopers. Ms. Thrush’s experience in business, investment and real estate qualify her to serve as a trustee of the Company.

The following Class I trustees’ terms will continue until the 2022 annual meeting of shareholders:

David S. Fawer
Trustee since 2015

David S. Fawer, age 52, most recently served as a Senior Managing Director of Blackstone’s Real Estate Debt Strategies group, where he was a member of the Real Estate Investment Committee for both Blackstone Real Estate Debt Strategies and Blackstone Real Estate Advisors until his resignation in February 2019. Prior to joining Blackstone in 2018, Mr. Fawer served as Vice Chairman of OneWest Bank N.A. from 2009 until August 2015, where he developed and managed all aspects of the commercial real estate businesses. Mr. Fawer has over 25 years of experience in the field of commercial real estate finance, including lending, real estate equity investing, and risk management, which qualifies him to serve as a trustee for the Company.

Thomas M. Steinberg
Trustee since 2015

Thomas M. Steinberg, age 64, is the Founder and Chief Executive Officer of TS Partners, an international, diversified investment firm. Prior to this, Mr. Steinberg was President of Tisch Family Interests from 1996 through 2013, where he directed real estate transactions and was responsible for management of portfolios that included public equity, private equity, debt and alternative investments. Mr. Steinberg currently serves on the Board of Directors of KGB, Inc., the largest independent directory assistance company in the world. Mr. Steinberg also served on the Board of Directors of Gunther International, a leading producer of intelligent document finishing systems, and as a director of a number of privately held companies including Catellus. Mr. Steinberg has over 30 years of experience in the real estate and investment space, which qualifies him to serve as a trustee of the Company.

The following Class II trustees’ terms will continue until the 2023 annual meeting of shareholders:

Andrea Olshan

Trustee since 2021

Ms. Olshan, age 41, joined Seritage from Olshan Properties, a privately-held real estate firm specializing in the development, acquisition, and management of commercial real estate, where she has served as Chief Executive Officer since 2012.  Prior to serving as Chief Executive Officer, Ms. Olshan served as the Chief Operating Officer of Olshan Properties, and was responsible for the entire operating business, portfolio, and joint ventures, including the company’s accounting, construction, capital markets, investments, human resources, and legal departments.  Ms. Olshan previously served on the board of directors of Olshan Properties, and will continue to do so as its Chairman.  Ms. Olshan is also a director nominee to serve as a director and chair of the Audit Committee of ICG Hypersonic Acquisition Corp., a special purpose acquisition company.  Ms.

Olshan previously served on the board of directors of Morgans Hotel Group from 2013 through 2016, serving on both the Compensation Committee and Audit Committee of its board of directors. Ms. Olshan is actively involved in numerous civic and social service organizations.  She is a trustee of the Horace Mann School and a Vice Chair of the board of directors of 92Y.  Ms. Olshan’s deep real estate industry and market expertise, as well as her significant experience as the chief executive officer of several large real estate companies, makes her well qualified to serve as a trustee on our board.

Sharon Osberg
Trustee since 2018

Sharon Osberg, age 71, worked for 25 years in financial technology development and management. The bulk of her career was spent at Wells Fargo Bank, where she became Executive Vice President in charge of the newly created Online Financial Services Division. Ms. Osberg was responsible for charting Wells Fargo’s internet course and growing its online business. After leaving Wells Fargo in 2001, Ms. Osberg was Chief Operating Officer for 724 Solutions, Inc. in Toronto, Canada until her retirement in 2003. Ms. Osberg has held various consulting positions for insurance, banking, and technology companies. She also served on the Board of Directors of The Sequoia Fund beginning in 2003 and held the position of Chairperson from 2013 until her retirement in 2015. She currently serves on the boards of Felidae, a non-profit conservation and research organization, and Orangutan Foundation International, a non-profit conservation organization. Ms. Osberg’s experience in finance and as a member of boards, including as Chairperson, qualifies her to serve as a trustee of the Company.

AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

Security Ownership of Trustees and Management

The following table sets forth information with respect to the beneficial ownership of our Class A Shares, Class B Shares and Class C Shares as of April 5, 2021 by:

•	each of our trustees;
•	each named executive officer (as defined under “Summary Compensation Table”); and
•	all of our trustees and executive officers as a group.
	Common Shares Class A		Non-Economic Shares Class B		Non-Voting Shares Class C
Name of Beneficial Owner(1)(2)	Number of Shares Beneficially		Number of Shares Beneficially		Number of Shares Beneficially		% of Total Voting
	Owned	Percent(3)	Owned	Percent	Owned	Percent	Power(4)
Brian Dickman(5)	12,983	*	—	—	—	—	*
Matthew Fernand	39,815	*	—	—	—	—	*
Kenneth Lombard	11,573	*	—	—	—	—	*
Mary Rottler	31,220	*	—	—	—	—	*
Benjamin Schall(5)	250,822	*	—	—	—	—	*
David S. Fawer	12,000	*	—	—	—	—	*
Edward S. Lampert	3,873,447	9.1%(6)	—	—	—	—	9.1%(6)
John T. McClain	2,600	*	—	—	—	—	*
Sharon Osberg	4,500	*	—	—	—	—	*
Thomas M. Steinberg	23,160	*	—	—	—	—	*
Allison L. Thrush	5,450	*	—	—	—	—	*
Andrea Olshan	20,734	*	—	—	—	—
Amanda Lombard	386	*	—	—	—	—	*
All trustees, named executive officers, other executive officers as
a group (15 persons)	4,312,823	10.1%	—	—	—	—	10.1%

* Less than 1%

(1)	The address of each beneficial owner is c/o Seritage Growth Properties, 500 Fifth Avenue, Suite 1530, New York, NY 10110.
(2)	Ownership includes:
•	shares in which the trustee or executive officer may be deemed to have a beneficial interest; and
•	for executive officers, shares held as nontransferable restricted shares, which are subject to forfeiture under certain circumstances, restricted stock units that are scheduled to vest within 60 days of April 5, 2021 and performance-based restricted stock units that are scheduled to vest within 60 days of April 5, 2021. Unless otherwise indicated, the trustees and executive officers listed in the table have sole voting and investment power with respect to the shares listed next to their respective names. Information is provided for reporting purposes only and should not be construed as an admission of actual beneficial ownership.
(3)	“Percent of Class” for each named person was calculated by using the disclosed number of shares beneficially owned as the numerator and 42,740,236, the number of our Class A common shares outstanding as of April 5, 2021 (plus for each named person, the number of shares not outstanding but for which such person is deemed to have beneficial ownership), as the denominator.
(4)	The “Percent of Total Voting Power” for each named person was calculated by using the disclosed number of beneficially owned shares as the numerator and 42,740,236, the number of shares of our Class A Shares outstanding as of April 5, 2021 (plus for each named person, the number of common shares not outstanding but for which such person is deemed to have beneficial ownership), as the denominator, while also considering any applicable ownership limitations. No Class B Shares were outstanding as of April 5, 2021.
(5)	This information as of the executive officer’s separation date.
(6)	Please see Footnote 7 to the table of Security Ownership of 5% Beneficial Owners below.

Security Ownership of 5% Beneficial Owners

The following table sets forth information with respect to beneficial ownership of our shares of beneficial interest by persons known by us to beneficially own 5% or more of our outstanding common shares as of April 5, 2021.

	Common Shares Class A		Non-Economic Shares Class B		Non-Voting Shares Class C
Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent(2)	Number of Shares Beneficially Owned(1)	Percent	Number of Shares Beneficially Owned(1)	Percent	% of Total Voting Power(3)
Dalal Street, LLC and related entities(4)	5,020,684	11.7%	—	—	—	—	11.7%
The Vanguard Group and related entities(5)	4,373,055	10.2%	—	—	—	—	10.2%
Hotchkis and Wiley Capital Management, LLC(6)	4,167,061	9.7%	—	—	—	—	9.7%
ESL Investments, Inc.
and related entities(7)
	3,873,447	9.1%	—	—	—	—	9.1%
BlackRock Inc. and related entities(8)	2,897,400	6.8%	—	—	—	—	6.8%
Thomas J. Tisch(9)	2,757,634	6.5%	—	—	—	—	6.5%

(1)	Information is provided for reporting purposes only and should not be construed as an admission of actual beneficial ownership.
(2)	“Percent of Class” for each named person was calculated by using the disclosed number of beneficially owned shares as the numerator and 42,740,236, the number of shares of our Class A common shares outstanding as of April 5, 2021 (plus for each named person, the number of common shares not outstanding but for which such person is deemed to have beneficial ownership), as the denominator.
(3)	The “Percent of Total Voting Power” for each named person was calculated by using the disclosed number of beneficially owned shares as the numerator and 42,740,236, the number of shares of our Class A Shares outstanding as of April 5, 2021 (plus for each named person, the number of common shares not outstanding but for which such person is deemed to have beneficial ownership), as the denominator, while also considering any applicable ownership limitations. No Class B Shares were outstanding as of April 5, 2021.
(4)	Beneficial ownership is based on ownership as set forth in the Schedule 13G filed by Dalal Street, LLC with the SEC on February 12, 2021. The address for Dalal Street, LLC is 1220 Roosevelt, Suite 200, Irvine, CA 92620.
(5)	Beneficial ownership is based on ownership as set forth in the Schedule 13G filed by The Vanguard Group with the SEC on February 10, 2021. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(6) Beneficial ownership is based on ownership as set forth in the Schedule 13G filed by Hotchkis and Wiley Capital Management, LLC with the SEC on February 11, 2021. The address for Hotchkis and Wiley Capital Management, LLC is 725 S. Figueroa Street 39th Floor, Los Angeles, CA 90017.

(7)	Beneficial ownership is based on ownership as set forth in the Schedule 13D filed by ESL Partners, L.P., RBS Partners, L.P., ESL Investments, Inc. and Edward S. Lampert with the SEC on April 5, 2021. The address for ESL Investments, Inc. is 1170 Kane Concourse, Bay Harbour, Florida 33154.
(8)	Beneficial ownership is based on ownership as set forth in the Schedule 13G filed by BlackRock Inc. on February 1, 2021. The address for BlackRock Inc. is 55 East 52nd Street, New York, NY 10055.
(9)	Beneficial ownership is based on ownership as set forth in the Schedule 13G filed by Thomas J. Tisch on March 18, 2021. The address for Thomas J. Tisch is 655 Madison Avenue, New York, New York 10065.

EXECUTIVE OFFICERS

The following table sets forth information regarding the individuals who serve as executive officers of Seritage, together with their biographical information.

Name	Age	Position
Andrea Olshan	41	Chief Executive Officer and President, Trustee
Amanda Lombard	37	Chief Financial Officer and Executive Vice President
Kenneth Lombard	66	Chief Operating Officer and Executive Vice President
Matthew Fernand	44	General Counsel, Executive Vice President and Secretary
James Bry	53	Executive Vice President of Development and Construction
Mary Rottler	45	Executive Vice President of Leasing and Operations
Andrew Galvin	44	Executive Vice President of Investments

Andrea Olshan. See Item 1 — “Election of Trustees - The following Class II trustees’ terms will continue until the 2023 annual meeting of shareholders” for Ms. Olshan’s biographical information.

Amanda Lombard, serves as the Chief Financial Officer and Executive Vice President of Seritage. Ms. Lombard was previously the Company’s Chief Accounting Officer from November 2018. Ms. Lombard previously held multiple roles at Gramercy Property Trust, including Chief Accounting Officer from April 2018 to October 2018, Senior Vice President, Corporate Controller from December 2015 to April 2018 and Assistant Corporate Controller and Vice President, Financial Reporting from July 2012 to December 2015. Ms. Lombard began her career at PricewaterhouseCoopers LLP in the assurance practice focusing on private equity and hedge funds.

Kenneth T. Lombard, serves as the Chief Operating Officer and Executive Vice President of Seritage and is responsible for overseeing the Company’s west coast business, managing joint venture relationship, and executing the Company’s business strategies. Mr. Lombard previously served on the Seritage Board of Trustees since the Company’s inception and, in connection with his acceptance of the Seritage Chief Operating Officer position, Mr. Lombard resigned as a Trustee, effective May 16, 2018. Before the commencement of his management role at Seritage, Mr. Lombard held the position, beginning in 2016, of President of MacFarlane Partners, responsible for its real estate investment management business. He served on that firm’s investment and senior management committees, and assisted with its real estate development business. Previously, Mr. Lombard served as Vice Chairman, Head of Investments and Partner for Capri Investment Group, LLC, and was a member of Capri’s investment committee. From 2004 to 2008, he served as President of Starbucks Entertainment and helped launch Johnson Development Corporation in 1992, where he spent 12 years as the President and Partner.

Matthew Fernand serves as the General Counsel, Executive Vice President and Secretary of Seritage, and is responsible for overseeing all legal compliance, litigation and transactional matters and human resources. Prior to joining Seritage, Mr. Fernand was a partner in Sidley Austin LLP’s Real Estate Group, where he practiced from 2005 to 2015 and focused on the financing, development, acquisition and disposition, and leasing of commercial properties and the formation of real estate joint ventures and partnerships.

James Bry serves as the Executive Vice President of Development and Construction of Seritage and is responsible for overseeing the Company’s development and construction activities. Prior to joining Seritage, Mr. Bry was the Senior Vice President, Development and Construction at Vornado Realty Trust from 2006 to 2015, where he oversaw development and redevelopment of approximately six million square feet of its shopping malls, community centers and urban retail properties.

Mary Rottler serves as the Executive Vice President of Leasing and Operations of Seritage and is responsible for overseeing the Company’s leasing activities as well as certain internal and external operational functions. Prior to joining Seritage, Ms. Rottler served as the Vice President of Real Estate at Wal-Mart Stores, Inc. In this capacity, she was responsible for overseeing all facets of new store development in the eastern half of the United States. Prior to that time, she was the Vice President for Realty Supplier Management and Compliance at Wal-Mart. She joined Wal-Mart in 2001.

Andrew Galvin serves as the Executive Vice President of Investments of Seritage and is responsible for developing and executing asset-level investment strategies to maximize real estate value, including forming development and equity joint ventures, as well as overseeing dispositions and acquisitions. Prior to joining Seritage, he served as Executive Vice President, Chief Investment Officer at Centennial, a private national retail real estate operator, from 2016 to 2018. He previously held leadership investment positions at Trademark Property Group, Rouse Properties, and General Growth Properties.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The following discussion is intended to supplement the detailed information about executive compensation that appears in the following tables and accompanying narrative. It is also intended to provide insight into Seritage’s compensation philosophy and policies applicable to the determination of 2020 compensation for our named executive officers (“NEOs”). Our NEOs for the fiscal year ended December 31, 2020 include:

Benjamin Schall - Former Chief Executive Officer and President*

Amanda Lombard - Chief Financial Officer**

Kenneth Lombard - Chief Operating Officer

Matthew Fernand - General Counsel, Executive Vice President and Secretary

Mary Rottler - Executive Vice President of Leasing and Operations

Brian Dickman - Former Chief Financial Officer**

*Following Mr. Schall’s departure from the Company, announced on December 10, 2020 and effective as of January 22, 2021, Seritage appointed Andrea Olshan to the role of Chief Executive Officer and President of the Company effective March 16, 2021. Since Mr. Schall served as CEO through the 2020 fiscal year, his compensation arrangements are described throughout this Compensation Discussion & Analysis section, and the tabular disclosure below Ms. Olshan’s arrangements are not addressed. A description of Ms. Olshan’s arrangements may be found in the Current Report filed by the Company on Form 8-K on February 9, 2021.

**Ms. Lombard was appointed as Chief Financial Officer effective as of December 4, 2020 following the departure of Mr. Dickman. Both Ms. Lombard’s and Mr. Dickman’s compensation arrangements are discussed below. See Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table - Employment Agreements” and “Potential Payments Upon Termination or Change in Control” for further information.

Executive Summary and 2020 Performance Highlights

In 2020, the Company’s business activities were necessarily revised in light of the COVID-19 pandemic. Throughout this extraordinary time, the Company resolved to work through challenges related to COVID-19 by focusing on preserving the medium- and long-term value of the Company’s assets, balanced with the need to make changes in response to the overall environment. The first priority was the health and safety of the Company’s employees, their families, our partners, and the communities in which we operate. As a result of the highly unusual circumstances encountered in 2020, the Board determined it was in the best interests of the Company and its shareholders to adopt a discretionary compensation framework for 2020.

Key accomplishments of the Company in 2020, included:

•	Signed new leases in 2020 totaling over 445,000 square feet at an average base rent of $18.12 PSF.

•	Generated approximately $417 million of gross proceeds through select asset monetization and formation of strategic joint ventures, and culled the portfolio to a more focused group of 183 assets.
•	Collected 70%, 86% and 91% of rental revenue in Q2, Q3 and Q4 respectively and agreed to defer an additional 25%, 10% and 5% over those same periods.
•	After initially pausing most of the Company’s redevelopment activity, recommenced $85 million of suburban retail redevelopment with total potential income of $19 million.
•	Opened new tenants representing 875,000 square feet and $15 million of annual base rent.
•	Focused cash management efforts resulted in finishing the 2020 fiscal year with $161.2 million of cash on hand, including $6.5 million of restricted cash and after taking into account one transaction which closed on December 31, 2020 but funded on January 4, 2021.
•	Entered into an amendment of the Company’s term loan agreement providing for the right to defer interest under certain circumstances. The Company did not defer any interest in fiscal year 2020.

In response to the challenging business environment in 2020, the Compensation Committee evaluated each element of our executive compensation program, making adjustments considered appropriate to balance the Company’s ability to recruit, retain and motivate our management team with the interests of our shareholders. Both the individual performance of our NEOs and the Company’s overall performance factored into the Compensation Committee’s annual and long-term 2020 NEO compensation award decisions as described below.

Compensation Philosophy

Compensation at Seritage is designed to attract and retain high-caliber talent to ensure the Company achieves the goals set forth in its business plans, which in turn is expected to create significant value for our shareholders. Our compensation philosophy focuses on supporting our long-range business goals. The Compensation Committee believes that a strong core management team is key to the Company’s success. Our objective is to compensate those executives with an appropriate mix of fixed and incentive-based payments.

In making compensation decisions, the Compensation Committee intends to provide our NEOs with a competitive total compensation package, based on the following objectives:

•	to attract, retain, and motivate key executives;
•	to provide incentives aimed at motivating our executives to strive for Company growth without encouraging excessive risk-taking, utilizing a mix of fixed and “at-

risk” compensation components including cash and non-cash awards, and short and long-term incentives;
•	to reward increased Company value, including its share price, over the long term and align the interests of the management team with the interests of our shareholders.

In 2020, our compensation philosophy was put into practice with the promotion of Ms. Lombard from her role as Chief Accounting Officer to that of Chief Financial Officer (which role she began December 4, 2020) and the recruitment of Ms. Olshan as our Chief Executive Officer and President (which role she began on March 16, 2021).

Determination of Compensation

Initial compensation decisions for 2020 for our NEOs (including salary changes, annual bonuses, and long-term incentive awards), were made by the Compensation Committee after receiving data, input, and recommendations from Mr. Schall during his tenure as CEO. The Compensation Committee took further actions in consideration of additional factors, including: the Company’s need to attract and maintain a strong leadership team; the Company’s strategic plan; 2020 accomplishments in light of the unique challenges presented by the COVID-19 pandemic; industry practice for REITs; and the long-term interests of our shareholders. The Compensation Committee’s final determinations were made with an understanding of the Company’s successes and challenges, and general industry data and research. Historically, the National Association of Real Estate Investment Trusts (Nareit) compensation survey data has been used as a reference in setting compensation levels as well as a source of information regarding general retail REIT industry practice.

Say-On-Pay

At the shareholder meeting held on May 20, 2020, approximately 75% of those shareholders who cast ballots voted in favor of the “say-on-pay” proposal. Although the results of this vote are non-binding, the Compensation Committee took the shareholder vote into consideration when determining the NEOs’ compensation. Beyond the “say-on-pay” vote results, the Company did not receive any specific feedback or inquiries regarding the executive compensation program. While certain changes were made to the 2020 compensation program, those changes were not a result of shareholder feedback, but rather were considered appropriate and necessary in reaction to the unique business environment and uncertainty of 2020. The Compensation Committee plans to return to a more normalized compensation program in 2021. In addition, the Compensation Committee will continue to consider the “say-on-pay” voting results and will evaluate making further changes to the compensation program based on shareholder feedback, as well as its assessment of market conditions and compensation practices. Consistent with our shareholders’ current preference, the Company seeks a “say-on-pay” vote on an annual basis. For further information regarding the “say-on-pay” proposal regarding our 2020 compensation programs for our NEOs, as described in this CD&A and accompanying disclosure tables, see Item 3 – “Advisory Vote on Executive Compensation.”

Elements of Compensation and Objectives

In addition to providing executives with standard employee benefits, the Company’s executive compensation program focuses on three key elements: base salary, annual bonus opportunity, and annual long-term equity awards. For each NEO, the compensation elements are considered both individually and as a whole. Although one element does not necessarily directly impact another element, the value of combined elements relative to each other may be adjusted to maintain a consistent aggregate compensation package. The main elements of our NEOs’ compensation packages, and the rationale for each, are:

Element	Objective
Base salary	Base salary provides the executive a level of predictable income and is set relative to the executive’s experience and the competitive marketplace.
Annual bonus opportunity	The annual bonus opportunity is designed to drive achievement of annual financial and operational results and key strategic activities that are linked to long-term Company goals. Individual awards are based on both Company and individual goal achievement.
Annual long-term equity awards (time-vested and performance-vested)	The equity incentive program is designed to directly align key executives’ interests with building shareholder value and includes grants of time-vested and performance-vested awards. Currently, 60% of the award’s total value consists of awards with performance-based vesting conditions. Awards vesting in 2020 include annual equity awards granted in 2018 and special incentive awards also granted in 2018, each of which included performance-based vesting conditions for 60% and 70%, respectively, of the total award’s value.
Participation in general employee benefit programs	A standard package of employee benefits is maintained to provide employees, including the NEOs, with retirement savings opportunities, medical coverage, and other standard health and welfare benefits.

Each of our NEOs is party to an employment or letter agreement (an “Employment Agreement”). For each NEO, the Employment Agreement sets the parameters of the pay elements described above. The base salary and target incentive compensation levels were set in consideration of the individual’s roles, responsibilities, experience, expected amount of impact or influence on overall Company performance, and industry standards. The chosen mix of elements is designed to provide appropriate levels of stability and motivation for the NEOs to reach, and strive to exceed, Company performance expectations. These compensation elements and levels are reviewed annually by the Compensation Committee.

Base Salary

The annual base salaries for our NEOs in 2020 were: $875,000, $450,000, $450,000, $425,000, and $390,000, for Messrs. Schall, Dickman, Lombard, Fernand, and Ms. Rottler, respectively. The annual base salary for Ms. Lombard was $285,000 until her appointment as Chief Financial Officer effective as of December 4, 2020, at which point her annual base salary was increased to $400,000 to reflect her new role and increased responsibilities. Other than in Ms. Lombard’s case, no increases were implemented in 2020. In light of the COVID-19 pandemic and its related impact on the Company’s operations, as of March 21, 2020, Mr. Schall voluntarily reduced his base salary by 50% for the remainder of 2020 and each of the other NEOs (who were executive officers at that time) voluntarily reduced their respective base salary by 20% for a period of 90 days.

Retention Bonuses

With the announcement of Mr. Schall’s departure from the Company in December 2020, the Compensation Committee and Board believed it was in the best interests of the Company to show the Board’s support for the Company’s senior management team. In order to recognize their commitment to continuing to execute on the Company’s strategic goals though this period of transition, special cash retention awards were granted to members of the management team, including Messrs. Lombard, Fernand, and Mmes. Rottler and Lombard in December 2020 in the amount of $215,000, $215,000, $195,000, and $215,000, respectively. The retention bonuses vest and become payable on December 31, 2021, subject, generally, to each executive’s continued employment until that date.

Incentive Compensation

Our incentive compensation program consists of an annual bonus opportunity and annual long-term incentive awards, generally granted each year in an amount that is determined based on Company performance for the prior year and subject to a three-year vesting cycle. Under this multi-layered program, achievement across a variety of shorter (one-year) and long-range (three-year) business goals determines the compensation outcomes. In certain years, additional long-term incentive awards have been granted to provide additional retentive and incentive value. In the case of 2020 compensation, as described more fully below, cash bonuses were not awarded; however, in recognition of 2020 service and accomplishments, as more fully described below, “bonus” restricted stock unit awards with time-based vesting conditions were granted to our current management team and other key employees in March 2021.

Annual Cash Bonus Opportunity

Cash Bonus Design. Annual cash bonus opportunity amounts are typically determined based on a target percentage of each NEO’s base salary, as set forth in the NEO’s Employment Agreement, which target may be adjusted by the Compensation Committee from time to time. Under normal circumstances, payout amounts are determined based on both Company-wide and individual achievement of operational and strategic goals established by the Compensation Committee, with payouts falling within a defined range if the requisite level of performance is achieved, up to a maximum payout cap. However, for 2020, applicable performance goals were not determined prior to the initial impact of the COVID-19 pandemic in the United States in March 2020. As more fully described below, in May 2020, the Compensation Committee decided that 2020 annual bonus amounts would be determined fully in the discretion of the Compensation Committee, without regard to specific performance metrics, but utilizing a general evaluation framework designed to recognize Company and individual efforts toward accomplishing key business strategies in this unique environment.

In a typical year, the applicable target bonus amounts and the corresponding potential payout ranges, subject to determination of performance, are as follows:

2020 Annual Bonus Opportunity and Potential Payout Range - Original Program

Name	Target Bonus Opportunity, as a Percentage of Base Salary	Target Bonus Opportunity, as a Dollar Amount	Annual Bonus Opportunity Range, as Percentage of Base Salary (if threshold performance achieved) (2)	Annual Bonus Opportunity Range (if threshold performance achieved), as a Dollar Amount
Benjamin Schall	140%	$1,225,000	50-175%	$437,500-$1,531,250
Brian Dickman	75%	$337,500	0-100%	$0-$450,000
Amanda Lombard (1)	35%	$99,750	0-35%	$0-$99,750
Kenneth Lombard	75%	$337,500	0-100%	$0-$450,000
Matthew Fernand	75%	$318,750	0-100%	$0-$425,000
Mary Rottler	50%	$195,000	0-75%	$0-$292,500
(1)	In accordance with the amended and restated employment agreement with Ms. Lombard entered into at the time of her promotion to Chief Financial Officer, the target bonus opportunity level for 2020 reflects the target levels that applied prior to her promotion. Beginning in 2021, Ms. Lombard’s target opportunity is 75% of her base salary, with a maximum of 100% of her base salary.
(2)	The annual bonus opportunity range stated above for Mr. Schall is the range stated in his Employment Agreement, representing his potential annual bonus award, depending on whether threshold, target, or maximum performance is met, where, for instance, he would be eligible to receive 50% of his annual salary if threshold performance is achieved. For the other NEOs, the terms of their Employment Agreements do not provide for a stated bonus amount based on achievement of a threshold performance level.

Annual 2020 Cash Bonus Award Determination. As noted above, driven by the complicated business environment resulting from the COVID-19 pandemic and the anticipated significant, though uncertain, impact the pandemic would have on the Company’s business, in May 2020, the Compensation Committee decided that all annual 2020 bonus payment amounts would be determined on a discretionary basis. It was no longer possible or practical to use the performance metrics and goals that would have otherwise been implemented in the ordinary course. The Compensation Committee decided that 2020 bonus payments would be based on a combination of Company performance and individual achievements during the course of the year which were focused on preserving the medium- and long-term value of our assets. In this context, the Compensation Committee considered performance in light of discretionary factors, including, income and expense management, capital allocation, assets sales and other capital raising activities, management of the project development pipeline and non-retail activation.

The Compensation Committee continues to believe that the historically-used operational goals are appropriate metrics to measure and evaluate annual performance. The Committee intends to re-implement that type of program for 2021. In the past, these goals have included operational metrics aimed at furthering the Company’s business strategies and long-term value creation. Examples include increasing leasing activities, diversification of revenues, completion of projects, bringing retail income online, expanding joint venture projects, monetizing assets, managing previously-commenced projects, maintaining project budgets and timelines, initiation of new redevelopment projects (including receipt of entitlements to commence larger-scale and mixed-use projects), and other key business initiatives. Given the Company’s historical compensation practices and in consideration of the ongoing impact of the COVID-19 pandemic, the Compensation Committee is currently considering the appropriate performance goals for the 2021 compensation program, including the annual bonus program.

For 2020 determinations, the Compensation Committee reviewed the performance of the Company and the individuals for the year, taking into account many factors, including but not limited to: (1) the framework of company operations discussed above, (2) the challenges faced by the Company in the difficult business environment resulting from the COVID-19 pandemic, and (3) individual contributions which helped maintain continuity of business operations despite the changes in leadership that occurred at the end of 2020. As part of its evaluation and review process, the Compensation Committee determined that it was not in the best interest of the Company to award cash bonuses to executive officers for 2020 performance. Instead, the Committee sought to provide recognition of 2020 service and performance by awarding each executive officer a time-vested restricted stock unit award. The value of the restricted stock unit award varies by individual, but in consideration of many factors, the Compensation Committee used 50% of the NEOs’ annual target bonus opportunity as a guideline in determining the discretionary equity award’s amount. The restricted stock units vest in substantially equal installments over three years, subject generally to the executive’s continued employment. The number of RSUs granted, calculated as the value set by the Compensation Committee divided by the closing price of a share of the Company’s common stock on March 5, 2021 (the date of grant), are as follows:

2020 Bonus Equity Awards - Granted March 5, 2021

Name	2020 Bonus Equity Award Value (1)	2020 Bonus Equity Award Number of Shares (1)
Benjamin Schall	$0	0
Brian Dickman	$0	0
Amanda Lombard	$51,118	2,380
Kenneth Lombard	$168,750	7,859
Matthew Fernand	$209,063	9,737
Mary Rottler	$97,500	4,541
(1)	The ”bonus equity award value” reported above is accounted for in the “Bonus” column of the Summary Compensation Table for Fiscal Year 2020; however, the number of shares in respect of these awards is not included in the Outstanding Equity Awards for Fiscal Year 2020 Table.

Annual Long-Term Equity Awards

Overview - Annual Long-Term Equity Awards. Annual long-term equity awards are granted under the terms of our 2015 Share Plan (the “Equity Plan”). They are considered in the first quarter of each year, with a target grant value amount pursuant to the terms of each NEO’s Employment Agreement. In the case of Messrs. Dickman, Lombard, and Fernand, and Mmes. Rottler and Lombard, the specific dollar value of the equity award for a particular year is determined by the Compensation Committee following an assessment of Company and individual achievement of performance goals related to the prior calendar year. For each NEO, the award’s dollar value, translates into an equity award (generally in the form of restricted stock units (“RSUs”)) by dividing the award value by the closing price of a share of the Company’s common shares on the date of grant, rounded down to the nearest whole share. Each annual grant is divided into time-vested and performance-vested portions, with 40% of the award allocated to the time portion and 60% being allocated to the performance portion. In each case, vesting is measured over a three-year performance cycle. Ratable vesting applies to time-vested awards, and three-year cliff vesting applies to performance-vested awards.

In addition, for the performance-vested awards, the number of RSUs that are actually earned at the end of the three-year period depends upon achievement of the applicable performance goals, generally determined in the first quarter following the expiration of the performance period. The final number of RSUs become fully vested at the time the performance achievement determination is made.

Annual Long-Term Equity Incentive Award Grant Values

Amount or Target/Max Range of Annual Long-Term Equity Award
Name	As Percentage of Base Salary	As Dollar Amount
Benjamin Schall	150%	$1,275,000
Brian Dickman	75-125%	$337,500-$562,500
Amanda Lombard (1)	35%	$99,750
Kenneth Lombard	75-125%	$337,500-$562,500
Matthew Fernand	50-100%	$212,500-$425,000
Mary Rottler	35-50%	$136,500-$195,000
(1)	For Ms. Lombard, the annual long-term incentive target set forth above reflects her prior role with the Company. For awards granted in 2021, her applicable target/max range is 50% - 75% of her base salary (i.e., $200,000-$300,000).

Annual Long-Term Equity Award Actions in 2020

Annual Long-Term Equity Awards Granted in March 2020, related to service in 2019 (known as the “2019 Annual Long-Term Equity Awards”). On March 2, 2020, the Compensation Committee approved grants of annual long-term equity awards to each of the NEOs related to service in 2019. The amount of the awards for each of Messrs. Dickman, Lombard, and Fernand and Ms. Rottler was determined, in part, based on achievement of the 2019 Company performance goals. Ms. Lombard received an award in connection with her prior role. The approved equity award values were as follows:

Value of RSUs Awarded in March 2020

(known as the 2019 Annual Long-Term Equity Awards)

Name	2019 Annual Equity Award Value Granted in March 2020
Benjamin Schall	$1,312,500
Brian Dickman	$344,250
Amanda Lombard	$71,250
Kenneth Lombard	$344,250
Matthew Fernand	$218,875
Mary Rottler	$138,255

These dollar values were converted into a number of RSUs by dividing the total value by $33.44, the closing price of our common shares on March 2, 2020. This total award was allocated as follows: 40% of these RSUs were granted as time-vested awards and 60% were granted as performance-vested awards, as described above.

Based, in part, on its assessment of general REIT industry practice, and the Company’s history as a public entity, the Compensation Committee determined that it was appropriate to revise the metrics applicable to these annually granted performance-vested awards. Accordingly, for the 2019 annual performance-vested awards (granted in March 2020), the Compensation Committee set the applicable performance metric as relative total shareholder return (“rTSR”), rather than as a set of operational metrics that had been used for prior performance-vested awards. Utilizing rTSR directly ties potential payouts of the performance-vested equity awards to the performance of the Company relative to its peers. These awards have a minimum achievement threshold, which must be met before any of the performance-vested awards will be considered earned. In addition, the award has a maximum payout, providing a cap to the potential payout amounts in order to preclude the incentive program from encouraging any undue risk taking.

For purposes of the performance-vested awards, TSR is calculated over the three-year performance period relative to the TSR of the companies designated as the Company’s peer companies by Institutional Shareholder Services (ISS) in 2019 as part of its “say-on-pay” evaluation, provided that companies that experience a bankruptcy, de-listing, merger, privatization, or spinoff will be removed from the calculation. This peer set includes:

Acadia Realty Trust	LTC Properties	Saul Centers
Agree Realty Corp.	National Health Investors, Inc.	Tanger Factory Outlet Centers
CareTrust REIT, Inc.	PREIT	Terreno Realty Corp.
Cedar Realty	Retail Opportunity Investments Corp	Urban Edge Properties
Getty Realty	Rexford Industrial Realty, Inc.	Urstadt Biddle Properties, Inc.
Kite Realty Group Trust	RPT Realty	Whitestone REIT

After the Company’s TSR percentile is determined, the number of performance-vested RSUs that will be earned by an NEO will be determined by multiplying the number of RSUs that was granted to the NEO by the applicable percentage listed in the following table:

Company TSR Relative to Peer Group Index TSRs over Performance Period	CEO % of Granted RSUs Earned(1)	Other NEOs % of Granted RSUs Earned(1)
70th Percentile and above (Maximum)	265%	175%
55th Percentile (Target)	150%	100%
45th Percentile (Threshold)	50%	50%
40th Percentile (Minimum Threshold)	25%	25%
Below 40th	0%	0%
(1)	The actual number of performance-vested RSUs earned will be the number of performance-vested RSUs granted to each NEO, multiplied by the applicable percentage listed in the table above. The actual number of RSUs will be determined at the end of the three-year performance period. For determination of the percentile rank, the Company’s TSR will be ranked vs the Peer Set, then rounded to the nearest whole number with linear interpolation between Minimum Threshold, Threshold, Target, and Maximum percentages.

The RSUs are settled shortly after the Compensation Committee’s determination of the performance achievement. The NEOs will not be entitled to receive any dividends with respect to the shares underlying the performance-vested RSUs unless and until the performance-vested RSUs are earned. Any performance-vested RSUs that do not become earned will be forfeited.

Annual Long-Term Equity Awards Granted in March 2021, related to service in 2020 (known as the “2020 Annual Long-Term Equity Awards”). On March 5, 2021, the Compensation Committee approved grants of annual long-term equity awards to each of the NEOs related to service in 2020. However, these awards are not reflected in the compensation tables reporting 2020 compensation because they were not granted in 2020. The amount of the awards for each of Messrs. Lombard, and Fernand and Mmes. Rottler and Lombard was determined, in part, on factors similar to those described above regarding the 2020 annual bonus equity grants. In addition, consideration was given to balancing meaningful long-term retention and motivational management incentives with the interests of the Company’s shareholders, the focus being on tying executive pay to Company performance while remaining flexible in response to the overall environment. The approved equity award values were as follows:

Value of RSUs Awarded in March 2021

(known as the 2020 Annual Long-Term Equity Awards)

Name	2020 Annual Equity Award Value Granted in March 2021
Benjamin Schall	N/A
Brian Dickman	N/A
Amanda Lombard	$100,000
Kenneth Lombard	$168,750
Matthew Fernand	$139,375
Mary Rottler	$68,250

These dollar values were converted into a number of RSUs by dividing the total value for each NEO by $21.47, the closing price of our common shares on March 5, 2021, rounded down to the nearest whole share. This total award was divided as follows: 40% of these RSUs were granted as time-based awards and 60% were granted as performance-based awards. The time-based RSUs will vest in equal installments on the next three anniversaries of the date of grant (on March 5, 2022, March 5, 2023, and March 5, 2024), subject to continued employment through the applicable vesting date (other than in connection with certain terminations of employment).

Based, in part, on the continued uncertainty in the marketplace caused by the COVID-19 pandemic, and, in part, on the year-end leadership transition which culminated on March 16, 2020 with the Company’s new Chief Executive Officer taking her position, performance metrics were not determined at the time the performance awards were granted. The Compensation Committee intends to set the applicable performance measures, in consultation with our new Chief Executive Officer, as soon as practicable.

The RSUs are settled shortly after the Compensation Committee’s determination of the performance achievement. The NEOs will not be entitled to receive any dividends with respect to the shares underlying the performance-based RSUs unless and until the performance-based RSUs are earned, and any performance-based RSUs that do not become earned at the end of the performance period will be forfeited.

Determinations of Performance Achievement for Completed Performance Periods.

2016 Annual Performance-Based Award Achievement. On March 2, 2020, the Compensation Committee determined the level of achievement against the performance goals for the 2016 annual long-term performance awards (granted in March 2017). The 2016 annual performance-based awards covered a performance period beginning January 1, 2017 and ending on December 31, 2019. The number of shares awarded was adjusted in consideration of a payout scale where threshold, target, and maximum performance resulted in the NEOs earning 50%, 100%, or 150%, respectively (50%, 150%, or 265% for Mr. Schall), of the number of performance-based RSUs originally granted (subject to linear interpolation for achievement between levels). Performance goals applicable to these awards, which were set in March 2017, included: square footage activity (encompassing new leasing, joint ventures, and asset monetization); incremental yield on development costs; and the accomplishment of other strategic Seritage initiatives. Performance against each metric was calculated separately and then combined into the overall performance outcome, taking the metrics’ weightings into account. For square footage activity, accounting for 50% of the total, the applicable threshold, target, and maximum goals were 9,800,000, 14,000,000, and 18,200,000 square feet, respectively. For incremental yield on development costs, accounting for 40% of the total, the applicable threshold and target goals were both 10% and the maximum goal was 13% incremental yield. For the discretionary score, accounting for 10% of the total, the applicable threshold, target, and maximum goals were 50, 100, and 150 points, respectively.

The Compensation Committee determined, based on square footage activity performance above the maximum goal, incremental yield on development costs slightly above the target goal, and a discretionary score at target, Mr. Schall earned approximately 212% of his original number of shares awarded (taking into account his applicable payout multipliers) and each of the other NEOs earned approximately 127% of the NEO’s original number of shares awarded (taking into account their applicable payout multipliers). The target grants and final numbers of shares issued to each NEO in settlement of the 2016 annual performance awards are set forth in the table below.

2016 Annual Performance-Based Awards Share Numbers

Name (1)	Target Number of RSUs	Final Awarded Number of RSUs	Vested and Settled March 2020	Subject to Continued Vesting Following Determination (Vested January 1, 2021)
Benjamin Schall	20,211	28,578	28,578	0
Brian Dickman	5,165	6,560	3,280	3,280 (1)
Amanda Lombard	N/A	N/A	N/A	N/A
Kenneth Lombard	N/A	N/A	N/A	N/A
Matthew Fernand	3,593	4,563	2,281	2,282
Mary Rottler	1,849	2,348	1,174	1,174
(1)	These shares were forfeited in light of Mr. Dickman’s departure from the Company.

Pursuant to the terms of the 2016 annual performance award grant agreements, for the NEOs other than Mr. Schall, 50% of the final number of restricted shares vested upon the determination of the performance achievement. The remaining 50% of the earned number of restricted shares vested on January 1, 2021, subject to the NEO’s continued employment through such date, other than in connection with certain terminations of employment and were settled shortly thereafter. For Mr. Schall, 100% of the earned number of restricted shares vested upon the determination of the performance achievement in March 2020.

2017 Annual Performance-Based Award and 2018 Incentive Performance-Based Award Achievement. On March 5, 2021, the Compensation Committee determined the level of achievement against the performance goals for 2017 annual long-term performance awards (granted in March 2018) and the 2018 special incentive performance awards (granted in May 2018). Both awards covered a performance period beginning January 1, 2018 and ending on December 31, 2020. The number of shares awarded was adjusted in consideration of a payout scale where threshold, target and maximum performance would earn 50%, 100%, or 150%, respectively, of the number of performance-based RSUs originally granted (subject to linear interpolation for achievement between levels). For the 2018 special incentive performance awards, target number of performance-based RSUs granted had been previously adjusted in 2019 and 2020, pursuant to the terms of the award.

Performance goals applicable to the 2017 annual performance awards, set in March 2018, included: square footage activity (encompassing new leasing, joint ventures, and asset monetization); incremental yield on development cost; and the accomplishment of other strategic Seritage initiatives. The 2018 special incentive awards, granted in May 2018, utilized the same set of performance measures. Performance against each metric was calculated separately and then combined into the overall performance outcome, taking the metrics’ weightings into account. For square footage activity, accounting for 50% of the total, the applicable threshold, target, and maximum goals were 11,551,200, 14,439,000, and 18,770,700 square feet, respectively. For incremental yield on development costs, accounting for 40% of the total, the applicable threshold, target and maximum goals were 9%, 10% and 13% incremental yield, respectively. For the discretionary score, accounting for 10% of the total, the applicable threshold, target, and maximum goals were 50, 100, and 150 points, respectively.

The Compensation Committee determined, based on square footage activity performance slightly above target, incremental yield on development costs performance slightly under target, and a discretionary score at slightly above target, each of the NEOs who held the applicable awards (other than Mr. Schall and Mr. Dickman) earned approximately 99% of the NEO’s original number of restricted stock units shares awarded after taking into account the applicable payout multiplier. The target and final numbers of earned restricted stock units for the 2017 annual performance awards and the 2018 special incentive awards are set forth in the table below.

2017 Annual Performance-Based Awards and 2018 Special Incentive Performance-Based Awards Share Numbers

Name	2017 Annual Performance-Vested Awards		2018 Special Incentive Performance-Vested Awards
	Target Number of RSUs	Final Awarded Number of RSUs - Vested and Settled in March 2021	Target Number of RSUs	Final Awarded Number of RSUs, Subject to Vesting until May 2, 2021
Benjamin Schall (1)	N/A	N/A	N/A	N/A
Brian Dickman (1)	N/A	N/A	N/A	N/A
Amanda Lombard (2)	N/A	N/A	N/A	N/A
Kenneth Lombard (2)	N/A	N/A	5,566	5,510
Matthew Fernand	4,148	4,106	11,132	11,020
Mary Rottler	2,379	2,355	8,347	8,263
(1)	Mr. Schall and Mr. Dickman were not eligible to receive payouts for either of these awards in light of their departures from the Company.
(2)	Ms. Lombard is not a holder of either of these awards and Mr. Lombard was not a holder of the 2017 Annual Performance-Vested award, but received an equity grant on substantially similar terms to the 2018 special incentive awards in connection with his appointment as the Chief Operating Officer in 2018.

Pursuant to the terms of the 2017 annual performance award grant agreements, 100% of the earned number of restricted share units vested upon the determination of the performance achievement and were settled in March 2021. Pursuant to the 2018 special incentive award grant agreements, 100% of the earned number of restricted share units will vest on May 2, 2021, and will be settled shortly thereafter (subject generally to the NEO’s continued employment through such date).

Clawback Policy

The Company continues to maintain its incentive compensation clawback policy, which was adopted by the Compensation Committee in March 2018. The policy allows the Company to recoup certain compensation paid to a current or former named executive officer or other persons covered by the policy, if the Company is required to undertake a material restatement (occurring after the effective date of the clawback policy) of its financial statements that have been filed with the SEC. Compensation that may be recoverable includes incentive-based cash compensation, equity compensation, and equity-based compensation (including stock options, restricted stock, RSUs, or other forms of incentive awards) received by that employee during the three-year period preceding the publication of the restated financial statements that our Compensation Committee or Board determines was in excess of the amount that such employee would have received if such compensation had been determined based on the financial results reported in the restated financial statements. In making its determination to recoup compensation from a covered employee, the Compensation Committee or the Board may take into account all factors it considers relevant under the circumstances, including, for an officer, whether or not the officer engaged in embezzlement, fraud, willful misconduct, breach of fiduciary duty, or other willful action or willful inaction that materially contributed to or resulted in the events that led to the restatement. The Compensation Committee intends to periodically review the clawback policy and, as appropriate, make revisions as may be required by applicable law or regulation.

Retirement and Employee Benefit Programs

Tax-Qualified Retirement Plan. Our NEOs may participate in the tax-qualified SIMPLE IRA retirement plan sponsored by the Company, as well as other employee benefit plans, in the same manner as all other Company employees. Pursuant to the SIMPLE IRA program, employees are eligible to contribute to an individual SIMPLE IRA account on a tax-deferred basis. If an employee participates in the SIMPLE IRA plan, the Company makes a matching contribution to the employee’s SIMPLE IRA account in an amount up to 3% of the employee’s base salary (subject to applicable statutory limitations). In 2020, each of the NEOs contributed to the SIMPLE IRA and received a related matching contribution. Participants are fully vested in both their own contribution and the matching contributions at all times.

Other benefits and perquisites. We do not provide our NEOs with any other specific benefits programs or perquisites that are not provided to our employees generally.

Section 162(m) Considerations

Under Section 162(m) of the Internal Revenue Code, a publicly held corporation generally is limited to a $1 million annual tax deduction for compensation paid to each of its “covered employees.” Prior to the enactment of the Tax Cuts and Jobs Act of 2017 (“TCJA”), the Internal Revenue Service issued a series of private letter rulings that indicated that compensation paid by an operating partnership to executive officers of a real estate investment trust that serves as its general partner was not subject to limitation under Section 162(m) to the extent such compensation is attributable to services rendered to the operating partnership. Under relevant regulations and industry practice, and in light of this series of private letter rulings, the Section 162(m) deduction limitation was considered not to be applicable to the Company.

However, following the enactment of the TCJA and issuance of applicable regulations (the “Final Regulations”), it is clear that the position noted above—that Section 162(m) did not apply to certain companies, structured as a so-called “UPREIT” (like the Company)—is no longer valid. Under the Final Regulations, a real estate investment trust’s distributive share of any compensation deduction paid to its covered employees by its related operating partnership is subject to the Section 162(m) limitation at the real estate investment trust level, unless the compensation is “grand-fathered” under special transition rules for compensation paid in 2020 or that is paid pursuant to a written binding contract that is in effect on December 20, 2019, which is not materially modified or renewed or cancelable by the company after that date. By virtue of the Final Regulations, our equity awards granted through 2019 will likely qualify as grand-fathered awards, but compensation related to equity awards granted in 2020 and subject to future vesting, along with cash starting in 2021, paid to those of our employees considered “covered employees” under the statute will be subject to the compensation deduction limitations under Section 162(m). Going forward, while the Compensation Committee will consider the impact of Section 162(m) on its compensation arrangements, it is only one of many factors, and it is anticipated that the Compensation Committee will, in its discretion and when it deems appropriate, enter into compensation arrangements with those employees considered “covered employees” that may result in payments that are not fully deductible as compensation expenses under Section 162(m).

Change in Control and Termination Arrangements

The Employment Agreements include terms that provide the NEOs with certain severance benefits in the event of a termination initiated by the Company without cause or initiated by the executive for good reason (as such terms are defined in the applicable Employment Agreement). In addition, the award agreements applicable to outstanding restricted stock and RSU grants provide for either full or partial acceleration of vesting of any then-unvested awards in the case of certain termination of employment events, as well as upon the occurrence of a change in control of the Company (unless the outstanding awards are assumed and continued in the change in control transaction). More detailed descriptions of the employment termination and change in control provisions of the Employment Agreements and outstanding equity awards are set forth below under the heading “Potential Payments Upon Termination or Change in Control.”

Compensation Committee Report

The Compensation Committee (the “Compensation Committee”) of the Board of Trustees (the “Board of Trustees”) of Seritage Growth Properties has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Trustees that the Compensation Discussion and Analysis be included in this Proxy Statement.

Sincerely,

John T. McClain, Chairman
Sharon Osberg

COMPENSATION OF EXECUTIVE OFFICERS AND TRUSTEES

Summary Compensation Table for the Fiscal Year ended December 31, 2020

The following table summarizes the compensation of our NEOs for the fiscal years ended December 31, 2020, 2019 and 2018.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Non-Equity Incentive Plan Compensation	All other compensation	Total
		($)	($)(1)	($)(2)	($)	($)(3)	($)
Benjamin Schall(4)	2020	$538,462	$0	$1,706,276	$0	$43,816	$2,288,554
Former Chief Executive Officer and President	2019	$875,000	$0	$1,706,255	$1,225,000	$289,936	$4,096,191
	2018	$875,000	$0	$6,657,545	$1,255,625	$84,596	$8,872,766
Brian Dickman(5)	2020	$429,231	$0	$344,231	$0	$24,881	$798,343
Former Chief Financial Officer and Executive Vice	2019	$450,00	$0	$360,010	$340,875	$24,789	$1,175,674
President	2018	$450,000	$0	$971,856	$348,750	$20,617	$1,791,223
Amanda Lombard	2020	$291,952	$51,118	$78,383	$0	$11,890	$433,334
Chief Financial Officer and Executive Vice President
Ken Lombard	2020	$434,921	$168,750	$344,231	$0	$13,500	$961,403
Chief Operating Officer and Executive Vice	2019	$450,000	$0	$360,010	$340,875	$8,549	$1,159,435
President	2018	$276,923	$300,000	$300,000	$348,750	$1,574	$1,227,247
Matthew E. Fernand	2020	$405,282	$209,063	$218,898	$0	$21,038	$854,281
General Counsel, Executive Vice President, and	2019	$425,000	$0	$233,742	$321,938	$24,159	$1,004,839
Secretary	2018	$425,000	$0	$850,007	$329,375	$18,003	$1,622,385
Mary Rottler	2020	$372,000	$97,500	$138,274	$0	$19,906	627,680
Executive Vice President of Leasing and Operations	2019	$390,000	$0	$142,346	$197,925	$19,999	$750,270
	2018	$390,000	$0	$593,378	$204,750	$14,732	$1,202,860

(1)	The amounts shown in this column constitute the grant date fair value of restricted stock awards as a discretionary bonus in respect of 2020 service. For more information, see the description of the 2020 annual bonus award in the Compensation Discussion & Analysis section.
(2)	The amounts in this column represent the aggregate grant date fair value of time-based and performance-based RSUs relating to Seritage common shares granted to Messrs. Schall, Dickman, Lombard, and Fernand and Mmes. Lombard and Rottler in 2020, computed in accordance with FASB ASC Topic 718. The grant date fair value takes into account the number of RSUs granted after converting the dollar value of the NEO’s award into a whole share number. The fair value per share is based on certain assumptions explained in Note 14 to the financial statements included in Seritage’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020. The grant date fair value of that portion of the awards consisting of the 2019 annual performance-based RSUs (granted in March 2020) is reported as $1,181,268,

$206,525, $206,525, $131,352, $60,560, $47,017 and $82,965 for Messrs. Schall, Dickman, Lombard, and Fernand and Mmes. Lombard and Rottler, respectively, which assumes that target performance is achieved. Assuming that maximum performance is achieved for these grants, the grant date fair value of such performance-based equity awards would be approximately $2,086,890, $309,788, $197,028, $70,525, and $124,430, for Messrs. Schall, Dickman, Lombard, and Fernand and Mmes. Lombard and Rottler, respectively. The remainder of the awards reported herein consist of the 2019 time-based RSU awards (granted in March 2020) to Messrs. Schall, Dickman, Lombard, and Fernand and Mmes. Lombard and Rottler.
(3)	The amounts shown in this column for 2020 were derived as follows:

	Benjamin Schall	Brian Dickman	Kenneth Lombard	Matthew Fernand	Mary Rottler	Amanda Lombard
Retirement plan match ($)(a)	$13,500	$13,500	$13,500	$13,500	$13,500	$11,890
Dividends ($)(b)	$30,316	$11,381	-	$7,537	$6,405	-
Total	$43,816	$24,881	$13,500	$21,037	$19,905	$11,890
(a)	Seritage makes matching contributions to employee SIMPLE IRA plans up to a maximum amount of 3% of each employee’s covered compensation (which is capped at $280,000 for 2020).
(b)	Value of cash dividends and dividend equivalents paid on unvested time-based restricted shares and RSUs actually paid in 2020.

(4)	Mr. Schall’s departure from the Company was announced on December 10, 2020 and became effective as of January 22, 2021.

(5)	Mr. Dickman’s departure from the Company was announced on November 6, 2020 and became effective on December 4, 2020.

Grants of Plan-Based Awards in 2020

For more information about our annual cash and equity awards, see the discussion in the Compensation Discussion and Analysis section. The table below displays the grants of plan-based awards made to our NEOs in 2020.

				Estimated possible payouts under non- equity incentive plan awards			Estimated future payouts under equity incentive plan awards
Name		Type/Plan	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	All other stock awards: Number of shares of stock or units	Grant date fair value of stock and option awards

				($)	($)	($)	(#)	(#)	(#)	(#)
Benjamin Schall	(1)	2019 Annual Time RSU	3/2/2020							15,700	525,008
	(2)	2019 Annual Perf RSU	3/2/2020				11,775	35,325	62,407		1,181,268
	(3)	2020 Annual Cash		$437,500	$1,225,000	$1,531,250
Brian Dickman	(1)	2019 Annual Time RSU	3/2/2020							4,118	137,706
	(2)	2019 Annual Perf RSU	3/2/2020				3,088	6,176	9,264		206,525
	(3)	2020 Annual Cash		$0	$337,500	$450,000
Amanda Lombard	(1)	2019 Annual Time RSU	3/2/2020							938	31,367
	(2)	2019 Annual Perf RSU	3/2/2020				703	1,406	2,109		47,017
	(3)	2020 Annual Cash		$0	$91,875	N/A
Kenneth Lombard	(1)	2019 Annual Time RSU	3/2/2020							4,118	137,706

	(2)	2019 Annual Perf RSU	3/2/2020				3,088	6,176	9,264		206,525
	(3)	2020 Annual Cash		$0	$337,500	$450,000
Matthew E. Fernand	(1)	2019 Annual Time RSU	3/2/2020							2,618	87,546
	(2)	2019 Annual Perf RSU	3/2/2020				1,964	3,928	5,892		131,352
	(3)	2020 Annual Cash		$0	$318,750	$425,000
Mary Rottler	(1)	2019 Annual Time RSU	3/2/2020							1,654	55,310
	(2)	2019 Annual Perf RSU	3/2/2020				1,241	2,481	3,712		82,965
	(3)	2020 Annual Cash		$0	$195,000	$292,500
(1)	For the “2019 Annual Time RSUs,” which awards were granted in March 2020 in respect of 2019 performance, the number of RSUs represents the dollar value of the NEO’s grant, divided by $33.44, the closing price of our common shares on March 2, 2020, the date of grant. Annual time-based RSUs granted in March 2021 in respect of 2020 performance are not included in the table because they were not granted in 2020.
(2)	For the “2019 Annual Perf RSUs,” which awards were granted in March 2020 in respect of 2019 performance, the number of RSUs represents the dollar value the NEO’s RSU award, divided by $33.44, the closing price of our common shares on March 2, 2020, the date of grant. Upon the achievement of threshold, target and maximum performance goals, the NEOs (other than Mr. Schall) will earn 50%, 100%, or 150%, respectively, of the number of RSUs granted. In the case of Mr. Schall, threshold, target, and maximum performance achievement would result in 50%, 150%, or 265% of the number of RSUs granted to him to vest. The “target” number of shares is being used for purposes of this disclosure to report the grant date fair value. As of December 31, 2020, considering the metrics together, the Company generally accounts for the likelihood of achieving the target goals as probable. Annual performance-based RSUs granted in March 2021 in respect of 2020 performance are not included in the table because they were not granted in 2020.
(3)	“2020 Annual Cash” amounts represent, for Mr. Schall, potential bonus payout levels provided in his Employment Agreement of 50%-175% of base salary, provided threshold performance goals are achieved, with 140% of annual base salary being the anticipated payout amount for “target” performance, pursuant to his Employment Agreement. For the other NEOs, the Employment Agreements provide only for target and maximum potential payout amounts because there is no set amount payable upon threshold achievement. No non-equity incentive plan bonuses were awarded in respect of 2020. Certain discretionary bonuses, in the form of restricted stock unit awards were granted as described in the Compensation Discussion and Analysis section and as included in the “Bonus” column of the Summary Compensation Table.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

Schall Amended and Restated Employment Agreement

Term. Effective as of May 2, 2018, Seritage entered into an amended and restated employment agreement with Mr. Schall, which provided for a three-year term, subject to automatic renewal for additional one-year terms, unless either party provided no less than 120 days’ notice prior to the expiration of the applicable term, or the agreement is terminated as contemplated therein.

Annual Compensation. Mr. Schall’s Employment Agreement provided for an annual base salary of $875,000 and an annual cash bonus of between 50% and 175% of base salary if at least threshold performance goals were achieved, with a target of 140% of base salary. The Employment Agreement also provided for an annual equity award with an aggregate target value equal to 150% of base salary, of which 40% would be a number of RSUs that vest ratably over three years and 60% would be a number of performance-based RSUs that are subject to adjustment based on performance goals, would service vest as of the last day of the performance period, and would be settled following the Compensation Committee’s determination of the achievement of the applicable performance (following the completion of the performance period, other than in connection with certain terminations of employment). If threshold performance goals were achieved, the number of annual performance-based RSUs earned would range from 50% to 265% of the number of annual performance-based RSUs granted, with 150% for target performance and 265% for maximum performance.

2018 Incentive Equity Award: Mr. Schall’s Employment Agreement provided for the Company to grant to Mr. Schall a special long-term equity award with time-based vesting in an amount of $1.5 million and a special long-term equity award with performance-based vesting in an amount of $3.5 million, consistent with the terms of similar special long-term equity awards granted to the Company’s other executive officer in May 2018 (the “2018 Incentive Awards”), the terms of which are described in the Company’s proxy statement for the annual meeting of shareholders held in 2019.

Equity Award: Mr. Schall’s Employment Agreement provided for the Company to grant to Mr. Schall a sign-on equity award with time-based vesting in an amount of $2 million and a sign-on equity award with performance-based vesting in an amount of $3 million. In each case, the number of shares subject to such award was calculated based on the price per Seritage common share in the Rights Offering of $29.58.

Annual Equity Awards Granted July 2015. Pursuant to the terms of Mr. Schall’s Employment Agreement, Mr. Schall received an annual equity award for 2015 at the same time as his sign-on equity award, which consisted of (1) time-based RSUs with a target value of $637,500 and (2) performance-based restricted shares with a target value of $637,500. At the time of grant, Seritage and Mr. Schall agreed that with respect to his 2015 annual equity awards, (1) in lieu of performance-based RSUs, Mr. Schall would receive performance-based restricted shares and (2) the number of time-based RSUs and performance-based restricted shares subject to his 2015 annual equity award would be calculated by dividing the aggregate value of the award by the price per Seritage common share in the Rights Offering of $29.58.

Dickman Employment Agreement

Term. On July 6, 2015, Seritage entered into an Employment Agreement with Brian Dickman, Chief Financial Officer and Executive Vice President of Seritage, which would remain in effect indefinitely, unless otherwise terminated by the Company or Mr. Dickman pursuant to the terms thereof.

Annual Compensation. Mr. Dickman’s Employment Agreement provided for an annual base salary, equaling $450,000 as of the end of Mr. Dickman’s employment, and an annual cash bonus with a target of 75% of base salary and a maximum of 100% of base salary. The Employment Agreement also provided for an annual equity award covering either Seritage common shares or limited partnership interests in the Operating Partnership. The Employment Agreement also provided that this annual equity award would have a target aggregate target value equal to 75% of Mr. Dickman’s annual base salary and a maximum aggregate target value equal to 125% of Mr. Dickman’s annual base salary. Beginning for grants made in 2018, 40% of the annual equity grant consisted of time-based RSUs and 60% consisted of performance-based RSUs, in each case, subject to the terms and conditions established by the Compensation Committee.

Sign-on Cash Bonus. Pursuant to his Employment Agreement, in 2015, Mr. Dickman received a one-time cash sign-on bonus of $250,000, which was subject to recoupment in the event of a termination by Seritage for cause or a resignation by Mr. Dickman without good reason (each, as defined in Mr. Dickman’s Employment Agreement) during the 12 months following his start date.

Housing and Relocation Expenses. Mr. Dickman was provided with corporate housing in New York City for limited period and, upon permanent relocation, Mr. Dickman was reimbursed for relocation expenses in accordance with Seritage’s policy.

Sign-on Equity Award: Mr. Dickman’s Employment Agreement provided for a sign-on equity grant to Mr. Dickman in the amount of $250,000, with 50% of such amount being granted as an award with time-based vesting and 50% of such amount being granted as an award with performance-based vesting. In each case, the number of shares subject to such award was calculated by dividing the value by $39.99, the price per Seritage common share on August 13, 2015, the date of grant.

Amanda Lombard Employment Agreement

Term. On November 9, 2020, Seritage entered into an Employment Agreement with Amanda Lombard, Executive Vice President and Chief Financial Officer of Seritage, which will remain in effect indefinitely, unless otherwise terminated by the Company or Ms. Lombard pursuant to the terms thereof.

Annual Compensation. Ms. Lombard’s Offer Letter provides for an annual base salary of $400,000, and an annual cash bonus with a target of 75% of base salary and a maximum of 100% of base salary, which was not prorated for 2020. The Employment Agreement also provides for an annual equity award covering either Seritage common shares or limited partnership interests in the Operating Partnership. The Employment Agreement also provides that this annual equity award will have a target aggregate target value equal to 50% of Ms. Lombard’s annual base salary and a maximum aggregate target value equal to 75% of Ms. Lombard’s annual base salary, subject to the terms and conditions established by the Compensation Committee.

Ken Lombard Employment Agreement

Term. On May 16, 2018, Seritage entered into an Employment Agreement with Kenneth Lombard as the Chief Operating Officer and Executive Vice President of Seritage, which will remain in effect indefinitely, unless otherwise terminated by the Company or Mr. Lombard pursuant to the terms thereof. In connection with the acceptance of this offer to join the executive management team, Mr. Lombard resigned from his positions on the Seritage Board of Trustees (effective on the same date).

Annual Compensation. Mr. Lombard’s Employment Agreement provides for an annual base salary $450,000, and an annual cash bonus with a target of 75% of base salary and a maximum of 100% of base salary, which was not prorated for 2018. The Employment Agreement also provides for an annual equity award covering either Seritage common shares or limited partnership interests in the Operating Partnership. The Employment Agreement also provides that this annual equity award will have a target aggregate target value equal to 75% of Mr. Lombard’s annual base salary and a maximum aggregate target value equal to 125% of Mr. Lombard’s annual base salary, subject to the terms and conditions established by the Compensation Committee.

Sign-on Cash Bonus. Pursuant to his Employment Agreement, Mr. Lombard received a one-time cash sign-on bonus of $300,000 in 2018, which was subject to recoupment in the event of a termination by Seritage for cause or a resignation by Mr. Lombard without good reason (each, as defined in Mr. Lombard’s Employment Agreement) during the 12 months following his start date.

Fernand Employment Agreement

Term. On May 15, 2015, Seritage entered into an Employment Agreement with Matthew Fernand, General Counsel, Executive Vice President, and Secretary of Seritage, which will remain in effect indefinitely, unless otherwise terminated by the Company or Mr. Fernand pursuant to the terms thereof.

Annual Compensation. Mr. Fernand’s Employment Agreement provides for an annual base salary, currently $425,000, and an annual cash bonus with a target of 75% of base salary and maximum of 100% of base salary. The Employment Agreement also provides for an annual target equity award covering either Seritage common shares or limited partnership interests in the Operating Partnership. The Employment Agreement also provides that this annual equity award will have a target aggregate value equal to 50% of Mr. Fernand’s annual base salary and a maximum aggregate value equal to 100% of Mr. Fernand’s base salary. Beginning with grants made in 2018, 40% of the annual equity grant will consist of time-based RSUs and 60% will consist of performance-based RSUs, in each case, subject to the terms and conditions established by the Compensation Committee.

Sign-on Bonus. Pursuant to his Employment Agreement, in 2015, Mr. Fernand received a one-time cash sign-on bonus of $150,000, which was subject to recoupment in the event of a termination by Seritage for cause or a resignation by Mr. Fernand without good reason (each, as defined in Mr. Fernand’s Employment Agreement) during the 12 months following his start date.

Sign-on Equity Award: Mr. Fernand’s Employment Agreement provided for a sign-on equity grant to Mr. Fernand in the amount of $350,000, with 50% of such amount being granted as an award with time-based vesting and 50% of such amount being granted as an award with performance-based vesting. In each case, the number of shares subject to such award was calculated by dividing the value by $39.99, the price per Seritage common share on August 13, 2015, the date of grant.

Rottler Employment Agreement

Term. On June 2, 2015, Seritage entered into an Employment Agreement with Mary Rottler, Executive Vice President of Leasing and Operations of Seritage, which will remain in effect indefinitely, unless otherwise terminated by the Company or Ms. Rottler pursuant to the terms thereof.

Annual Compensation. Ms. Rottler’s Employment Agreement provides for an annual base salary, currently of $390,000, and an annual cash bonus with a target of 50% of base salary and maximum of 75% of base salary. The Employment Agreement also provides for an annual target equity award covering either Seritage common shares or limited partnership interests in the Operating Partnership. The Employment Agreement also provides that this annual equity award will have a target aggregate value equal to 35% of Ms. Rottler’s annual base salary and a maximum aggregate value equal to 50% of Ms. Rottler’s base salary. Beginning with grants made in 2018, 40% of the annual equity grant will consist of time-based RSUs and 60% will consist of performance-based RSUs, in each case, subject to the terms and conditions established by the Compensation Committee.

Sign-on Bonus and Additional Bonus. Pursuant to her Employment Agreement, in 2015, Ms. Rottler received a one-time cash sign-on bonus of $250,000, which was subject to recoupment in the event of a termination by Seritage for cause or a resignation by Ms. Rottler without good reason (each, as defined in Mr. Rottler’s Employment Agreement) during the 12 months following her start date. In addition, in 2016, Ms. Rottler received a one-time cash bonus of $125,000 and additional $125,000 to be added to the value of her annual equity grant, payable at the same time that 2016 annual bonuses were paid by Seritage to executive team members.

Housing and Relocation Expenses. Ms. Rottler was provided with corporate housing in New York City for a limited period and, upon permanent relocation, she was reimbursed for relocation expenses in accordance with Seritage’s policy.

Sign-on Equity Award: Ms. Rottler’s Employment Agreement provided for a sign-on equity grant to Ms. Rottler in the amount of $200,000, with 50% of such amount being granted as an award with time-based vesting and 50% of such amount being granted as an award with performance-based vesting. In each case, the number of shares subject to such award was calculated by dividing the value by $39.99, the price per Seritage common share on August 13, 2015, the date of grant.

Outstanding Equity Awards at Fiscal Year-End 2020

The following table sets forth the outstanding equity awards held by our NEOs at December 31, 2020.

	Stock Awards			Equity Incentive Plan Awards
Name	Number of shares or units of stock that have not vested		Market value of shares or units of stock that have not vested	Number of unearned shares, units or other rights that have not vested		Market value of shares, units or other rights of stock that have not vested (8)
	(#)		($)	(#)		($)
Benjamin Schall	0		$0

				0		$0
Brian Dickman	0		$0

				0
Amanda Lombard	1,026	(3)(4)	$15,062

				199	(8)	$2,921
				1,406	(9)	$20,640
Kenneth Lombard	7,033	(2)(3)(4)	$103,244
				5,509	(7)	$80,869
				4,769	(8)	$70,009
				6,177	(9)	$90,678
Matthew E. Fernand	6,505	(1)(2)(3)(4)	$95,493
	2,282	(5)	$33,500
	4,107	(6)	$60,284
				11,021	(7)	$161,784
				3,097	(8)	$45,464
				3,927	(9)	$57,648
Mary Rottler	4,231	(1)(2)(3)(4)	$61,847
	1,174	(5)	$17,234
	2,355	(6)	$34,571
				8,264	(7)	$121,309
				1,886	(8)	$296,832
				2,481	(9)	$36,421
(a)	The market values of restricted shares and RSUs set forth in this table are calculated assuming a price of $14.68 per share, which was the closing market price of a Seritage common share on December 31, 2020.
(1)	Includes 921 and 528, respectively, representing the remaining unvested portion of Mr. Fernand’s and Ms. Rottler’s 2017 annual grant of time-based RSUs that vest (or vested) in three substantially equal installments on March 2, 2019, March 2, 2020 and March 2, 2021, subject to continued employment through the applicable vesting date (other than in connection with certain terminations of employment, and as more fully described in the Compensation Discussion and Analysis section of this Proxy Statement).
(2)	Includes 699, 1,399, and 1,049, respectively representing the remaining unvested time-based portion of the special incentive RSU award granted in May 2018 (each, a “2018 Incentive Award”) to Messrs. Lombard’s and Fernand’s and Ms. Rottler’s, which awards vest (or vested) in three substantially equal installments on May 2, 2019, May 2, 2020, and May 2, 2021, subject to continued employment through .

the applicable vesting date (other than in connection with certain terminations of employment). The number of RSUs is also subject to certain annual adjustments based on the price of a share of the Company’s stock on each anniversary of the date of grant and the reported number also includes 6, 13, and 9, respectively, representing the remaining unvested portion of Messrs. Lombard’s and Fernand’s and Ms. Rottler’s 2019 “top-up” adjustment to the time-based portion of the 2018 Incentive Awards, which vest on the same schedule as the original 2018 Incentive Award. The reported number also includes 90, 179, and 134, respectively, representing the remaining unvested portion of Messrs. Lombard’s and Fernand’s and Ms. Rottler’s 2019 “top-up” adjustment to the time-based portion of the 2018 Incentive Awards, which vest on the same schedule as the original 2018 Incentive Award
(3)	Includes 2,120, 1,376, 838, and 88, respectively, representing the remaining unvested portion of Messrs. Lombard’s, and Fernand’s and Mmes. Lombard’s and Rottler’s 2018 annual grant of time-based RSUs that vest (or vested) in three substantially equal installments on March 8, 2020, March 8, 2021, and March 8, 2022, subject to continued employment through the applicable vesting date (other than in connection with certain terminations of employment, and as more fully described in the Compensation Discussion and Analysis section of this Proxy Statement).
(4)	Includes 4,118, 2,618, 938, and 1,654, respectively, representing the remaining unvested portion of Messrs. Lombard’s, and Fernand’s and Mmes. Lombard’s and Rottler’s 2019 annual grant of time-based RSUs that vest (or vested) in three substantially equal installments on March 8, 2020, March 8, 2021, and March 8, 2022, subject to continued employment through the applicable vesting date (other than in connection with certain terminations of employment, and as more fully described in the Compensation Discussion and Analysis section of this Proxy Statement).
(5)	Represents Mr. Fernand’s and Ms. Rottler’s 2016 annual grant of performance-based RSUs that that are considered earned based on the achievement of performance metrics over the period beginning January 1, 2017 and ending December 31, 2019. Determination of achievement was completed on March 2, 2020. 50% of the final number of restricted shares settled on March 25, 2020; and the remaining 50% vested on January 1, 2021, subject to continued employment through that date, and be settled within 30 days thereafter. The number reported in this table reflects the full number of awarded restricted shares.
(6)	Represents Mr. Fernand’s and Ms. Rottler’s 2017 annual grant of performance-based restricted stock units that will vest based on the achievement of performance metrics over the period beginning January 1, 2018 and ending December 31, 2020, subject to continued employment through December 31, 2020. For each of the NEOs, the RSUs service vest as of the last day of the performance period and will be settled in full following the Compensation Committee’s determination of the achievement of the applicable performance (following the completion of the performance period). These RSUs will be earned at 50%, 100%, or 150% of target upon the achievement of threshold, target, or maximum performance, respectively, and the number of RSUs reflected in the table above assumes that performance is achieved at target. Further information about the applicable performance goals can be found in the Compensation Discussion and Analysis section of this Proxy Statement.
(7)	Represents Messrs. Lombard’s and Fernand’s and Ms. Rottler’s 2018 Incentive Award of performance-based RSUs that will vest based on the achievement of performance metrics over the period beginning January 1, 2018 and ending December 31, 2020, subject to continued employment through December 31, 2020. For each of the NEOs, the RSUs service vest as of the last day of the performance period and will be settled following the Compensation Committee’s determination of the achievement of the applicable performance (following the completion of the performance period). These RSUs will be earned at 50%, 100%, or 150% upon the achievement of threshold, target, or maximum performance, respectively, and the number of RSUs reflected in the table above assumes that performance is achieved at target. The number of RSUs is also subject to certain annual adjustments based on the price of a share of the Company’s stock on each anniversary of the date of grant, and the number of RSUs reported includes this adjustment.
(8)	Represents Messrs. Lombard and Fernand’s and Mmes. Lombard’s and Rottler’s 2018 Annual Award of performance-based RSUs that will vest based on the achievement of relative total shareholder return over the period beginning January 1, 2019 and ending December 31, 2021, subject to continued employment through December 31, 2021. For each of these NEOs, the RSUs service vest as of the last day of the performance period and will be settled following the Compensation Committee’s determination of the achievement of the applicable performance (following the completion of the performance period). These RSUs will be earned at 50%, 100%, or 150% upon the achievement of threshold, target, or maximum performance, respectively, and the number of RSUs reflected in the table above assumes that performance is achieved at target.
(9)	Represents Messrs. Lombard and Fernand’s and Mmes. Lombard’s and Rottler’s 2019 annual grant of performance-based restricted stock units that will vest based on the achievement of performance metrics over the period beginning January 1, 2020 and ending December 31, 2022, subject to continued employment through December 31, 2022. For each of the NEOs, the RSUs service vest as of the last day of the performance period and will be settled in full following the Compensation Committee’s determination of the achievement of the applicable performance (following the completion of the performance period). These RSUs will be earned at 50%, 100%, or 150% of target upon the achievement of threshold, target, or maximum performance, respectively, and the number of RSUs reflected in the table above assumes that performance is achieved at target. Further information about the applicable performance goals can be found in the Compensation Discussion and Analysis section of this Proxy Statement.

Stock Vested in 2020

The following table provides information about restricted stock and RSUs that vested during 2020.

	Stock Awards
	Number of shares acquired on vesting	Value realized on vesting
Name	(#)(1)(2)	($)(2)
Benjamin Schall	56,379	$563,401
Brian Dickman	11,411	$182,906
Amanda Lombard	44	$491
Kenneth Lombard	1,944	$17,736
Matthew Fernand	8,244	$123,919
Mary Rottler	5,781	$107,835

(1)	Number of shares vested rounded down for any fractional share.
(2)	In connection with certain settlement events, Messrs. Dickman and Fernand net settled the applicable award, resulting in the Company withholding a number of shares in order to cover the relevant tax obligations. In this regard, of the numbers above, 1,098 shares were withheld from and 10,313 shares were issued to Mr. Dickman, and 543 shares were withheld from and 7,701 shares were issued to Mr. Fernand. The value realized represents gross proceeds received upon settlement of time-based awards vested and settled in 2020 and performance awards vested and settled in 2020 (including dividends accrued and paid upon settlement of such awards).

Potential Payments Upon Termination or Change in Control

Individual Agreements and Arrangements

Schall Employment Agreement – Termination and Change in Control Provisions

The terms of Mr. Schall’s Employment Agreement that provide for potential payments upon certain terminations or a Change in Control are summarized below. However, due to Mr. Schall’s resignation on January 22, 2021 without good reason (as defined in his Employment Agreement), none of the below payments were triggered.

Termination due to Death or Disability. Upon a termination of employment due to death or disability, Mr. Schall was entitled to: (1) a prorated annual bonus for the year of termination, calculated based on actual performance through the date of termination and (2) full vesting of Mr. Schall’s sign-on and annual equity awards; provided that performance for any outstanding performance-based equity awards would be based on actual performance through the date of termination.

Termination without Cause; Resignation with Good Reason. Upon a termination by Seritage without cause or a resignation with good reason, prior to a change in control, subject to his execution of an irrevocable release of claims, Mr. Schall was entitled to (1) a prorated annual bonus for the year of termination, based on actual performance through the date of termination; (2) salary continuation in an amount equal to two times the sum of base salary then in effect as of the date of termination plus the annual cash bonus for the year of termination at 100% of target, payable over 24 months; (3) 18 months of welfare benefits continuation, including subsidized COBRA coverage; (4) full vesting of his 2018 incentive equity awards and any annual time-based equity awards granted after May 2, 2018; (5) prorated vesting of any outstanding annual performance-based equity awards granted after May 2, 2018 (with performance determined based on target achievement levels) and prorated vesting of any outstanding annual equity awards granted before May 2, 2018 (with any performance determined based on actual performance through the date of termination); and (6) 12 months of outplacement services.

Change in Control. Upon a change in control, with respect to any 2018 incentive equity awards, sign-on, and annual equity awards that are performance-based that have been granted to Mr. Schall, as to which the performance period has not yet ended, the Compensation Committee would have calculated performance based on actual performance through the date of the change in control. If the successor entity did not assume, convert, or replace Mr. Schall’s unvested and outstanding 2018 incentive equity awards, sign-on, or annual equity awards with equity traded on the NYSE or NASDAQ, such awards would vest in full. Otherwise, such awards would continue to vest in accordance with their terms (except that the performance conditions will no longer apply).

If Mr. Schall’s employment was terminated by Seritage without cause or he resigned with good reason, during the 12 months following a change in control, subject to his execution of an irrevocable release of claims, Mr. Schall was entitled to the same benefits as if he had experienced a qualifying termination prior to a change in control, except that (1) the prorated annual bonus would have been measured based on performance through the date of the change in control; (2) the cash severance multiplier for salary continuation would be three and such amount would be paid in a lump sum; and (3) all outstanding annual equity awards would vest in full.

In the event that payments or benefits owed to Mr. Schall constituted “parachute payments” (within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”)) and would be subject to the excise tax imposed by Section 4999 of the Code, such payments or benefits would be reduced to an amount that did not result in the imposition of such excise tax, but only if such reduction resulted in Mr. Schall receiving a higher net-after-tax amount than he would have absent such reduction.

Restrictive Covenants. Mr. Schall remains subject to a perpetual confidentiality covenant and, during his employment with Seritage and for 12 months immediately thereafter, a non-solicitation covenant. For the 12 month period immediately following his termination of employment, Mr. Schall is also subject to a non-competition covenant which prohibits him from rendering services to certain Seritage competitors specified in the Employment Agreement.

Forfeiture Provisions. If Mr. Schall violates the non-compete covenant set forth in his Employment Agreement by becoming employed by a specified competitor or, in certain circumstances, by engaging in conduct constituting cause under the Employment Agreement, the COBRA subsidy will terminate and Mr. Schall shall be required to reimburse Seritage for salary continuation payments (or, following a change in control, for the lump-sum cash severance payment).

Dickman Employment Agreement – Termination and Change in Control Provisions

Termination due to Death or Disability. Upon a termination of employment due to death or disability, Mr. Dickman was entitled to (1) a prorated annual bonus for the year of termination, based on actual performance for the full year of termination and (2) vesting of his sign-on and annual equity awards; provided that the vesting for any performance-based equity awards shall be based on performance through the date of termination. In the case of disability, Mr. Dickman was also entitled to 12 months of subsidized COBRA coverage.

Termination Without Cause; Resignation with Good Reason. Upon a termination by Seritage without cause or resignation by Mr. Dickman with good reason, Mr. Dickman was be entitled to (1) base salary continuation for 12 months; (2) a prorated annual bonus for the year of termination, based on actual performance for the full year of termination; (3) 12 months of subsidized COBRA coverage; (4) vesting of the sign-on equity awards; and (5) prorated vesting of annual equity awards. Performance for any performance-based equity awards that vest as a result of such termination would have been determined based on actual performance through the date of termination.

Restrictive Covenants. During his employment with Seritage and for 12 months thereafter, Mr. Dickman is subject to non-competition and non-solicitation covenants, as well as a perpetual confidentiality covenant, each set forth in his Employment Agreement.

Amanda Lombard Employment Agreement – Termination and Change in Control Provisions

Termination due to Death or Disability. Upon a termination of employment due to death or disability, Ms. Lombard is entitled to (1) a prorated annual bonus for the year of termination, based on performance for the full year of termination; and (2) vesting of her annual equity awards; provided that the vesting for any performance-based equity awards shall be based on performance through the date of termination. In the case of disability, Ms. Lombard is also entitled to 12 months of subsidized COBRA coverage.

Termination Without Cause; Resignation with Good Reason. Upon a termination by Seritage without cause or a resignation by Ms. Lombard with good reason, Ms. Lombard will be entitled to (1) base salary continuation for 12 months; (2) a prorated annual bonus for the year of termination, based on performance for the full year of termination; (3) 12 months of subsidized COBRA coverage; and (4) prorated vesting of any outstanding annual equity awards. Performance for any performance-based equity awards that vest as a result of such termination will be determined based on actual performance through the date of termination.

Restrictive Covenants. During her employment with Seritage and for 12 months thereafter, Ms. Lombard is subject to non-competition and non-solicitation covenants, as well as a perpetual confidentiality covenant, each set forth in her Employment Agreement.

Ken Lombard Employment Agreement – Termination and Change in Control Provisions

Termination due to Death or Disability. Upon a termination of employment due to death or disability, Mr. Lombard is entitled to (1) a prorated annual bonus for the year of termination,

based on actual performance for the full year of termination; and (2) vesting of his sign-on and annual equity awards; provided that the vesting for any performance-based equity awards shall be based on performance through the date of termination. In the case of disability, Mr. Lombard is also entitled to 12 months of subsidized COBRA coverage.

Termination Without Cause; Resignation with Good Reason. Upon a termination by Seritage without cause or a resignation by Mr. Lombard with good reason, Mr. Lombard will be entitled to (1) base salary continuation for 12 months; (2) a prorated annual bonus for the year of termination, based on actual performance for the full year of termination; (3) 12 months of subsidized COBRA coverage; (4) full vesting of his sign-on equity awards; and (5) prorated vesting of any outstanding annual equity awards. Performance for any performance-based equity awards that vest as a result of such termination will be determined based on actual performance through the date of termination.

Restrictive Covenants. During his employment with Seritage and for 12 months thereafter, Mr. Lombard is subject to non-competition and non-solicitation covenants, as well as a perpetual confidentiality covenant, each set forth in his Employment Agreement.

Fernand Employment Agreement – Termination and Change in Control Provisions

Termination due to Death or Disability. Upon a termination of employment due to death or disability, Mr. Fernand is entitled to (1) a prorated annual bonus for the year of termination, based on actual performance for the full year of termination; and (2) vesting of his sign-on and annual equity awards; provided that the vesting for any performance-based equity awards shall be based on performance through the date of termination. In the case of disability, Mr. Fernand is also entitled to 12 months of subsidized COBRA coverage.

Termination Without Cause; Resignation with Good Reason. Upon a termination by Seritage without cause or a resignation by Mr. Fernand with good reason, Mr. Fernand shall be entitled to (1) base salary continuation for 12 months; (2) a prorated annual bonus for the year of termination, based on actual performance for the full year of termination; (3) 12 months of subsidized COBRA coverage; (4) full vesting of his sign-on equity awards; and (5) prorated vesting of any outstanding annual equity awards. Performance for any performance-based equity awards that vest as a result of such termination will be determined based on actual performance through the date of termination.

Restrictive Covenants. During his employment with Seritage and for 12 months thereafter, Mr. Fernand is subject to non-competition and non-solicitation covenants, as well as a perpetual confidentiality covenant, each set forth in his Employment Agreement.

Rottler Employment Agreement – Termination and Change in Control Provisions

Termination due to Death or Disability. Upon a termination of employment due to death or disability, Ms. Rottler is entitled to (1) a prorated annual bonus for the year of termination, based on actual performance for the full year of termination and (2) vesting of her sign-on and annual equity awards; provided that the vesting for any performance-based equity awards shall be based on performance through the date of termination. In the case of disability, Ms. Rottler is also entitled to 12 months of subsidized COBRA coverage.

Termination Without Cause; Resignation with Good Reason. Upon a termination by Seritage without cause or resignation by Ms. Rottler with good reason, Ms. Rottler shall be entitled to (1) base salary continuation for 12 months; (2) a prorated annual bonus for the year of termination, based on actual performance for the full year of termination; (3) 12 months of subsidized COBRA coverage; (4) vesting of the sign-on equity awards; and (5) prorated vesting of annual equity awards. Performance for any performance-based equity awards that vest as a result of such termination will be determined based on actual performance through the date of termination.

Restrictive Covenants. During her employment with Seritage and for 12 months thereafter, Ms. Rottler is subject to non-competition and non-solicitation covenants, as well as a perpetual confidentiality covenant, each set forth in her Employment Agreement.

Restricted Shares and RSUs

Annual Equity Grants. In connection with a change in control of Seritage, the time-based and performance-based restricted shares and RSUs granted to Messrs. Dickman and Fernand and Ms. Rottler to date will vest in accordance with the terms and conditions of the Equity Plan. The Equity Plan provides that any non-vested award will fully vest in the event of either (1) the failure by the purchasing business entity to assume or continue Seritage’s rights and obligations under each award outstanding immediately prior to the change in control, or to substitute for each outstanding award a substantially equivalent award; or (2) the award holder’s termination of employment within 12 months following a change in control on account of a termination by Seritage (or any Acquirer) for any reason other than cause (as such term is defined in and determined under the applicable individual award agreement) or on account of an award holder’s resignation for good reason (if an individual award agreement contains a definition of good reason).

2018 Incentive Awards. With respect to the 2018 Incentive Awards to Messrs. Dickman, Lombard, and Fernand and Ms. Rottler, any outstanding awards shall be treated as follows: (a) in the event of the NEO’s termination of employment due to death or disability, full vesting (based on performance to date for the performance-based awards); (b) in the event of the NEO’s termination of employment by Seritage without cause or by the NEO for good reason, full vesting (assuming “target” performance was achieved for the performance-based awards); and (c) in the event of a change in control of Seritage, if the successor entity does not assume, convert, or replace the awards with equivalent awards of publicly traded equity, full vesting (based on performance to date for the performance-vested awards), subject to potential recalculation of the number of RSUs based on the per share price on the day prior to the change in control of Seritage.

The treatment of Mr. Schall’s sign-on and annual equity awards upon a change in control is described under the heading “Schall Employment Agreement—Termination and Change in Control Provisions.”

Quantification of Potential Termination and Change in Control Payments and Benefits

The table below calculates the payments and benefits described above for the various termination scenarios and in the event of a change in control, assuming the termination event (or change in control event) occurred on December 31, 2020.

Name(1)(2)	Cash Severance	Pro-rata Bonus(3)	COBRA and Other Benefits(4)	Equity Acceleration Value(5)(6)	Total
Termination by the Company without Cause or Resignation for Good Reason
Benjamin Schall(7)	$1,750,000	$0	$48,530	$2,645,864	$4,444,394
Amanda Lombard	$450,000	$0	$0	$38,608	$488,608
Kenneth Lombard	$665,000	$0	$10,740	$344,779	$1,020,519
Matthew E. Fernand	$640,000	$0	$19,140	$454,167	$1,113,307
Mary Rottler	$585,000	$0	$9,984	$299,017	$894,001
Termination by the Company for Cause or Resignation without Good Reason
Benjamin Schall	$0	$0	$0	$0	$0
Amanda Lombard	$0	$0	$0	$0	$0
Kenneth Lombard	$0	$0	$0	$0	$0
Matthew E. Fernand	$0	$0	$0	$0	$0
Mary Rottler	$0	$0	$0	$0	$0
Termination in event of Death or Disability
Benjamin Schall	$0	$0	$28,530	$2,645,864	$2,674,394
Amanda Lombard	$0	$0	$0	$38,608	$38,608
Kenneth Lombard	$0	$0	$10,740	$344,779	$355,519
Matthew E. Fernand	$0	$0	$19,140	$454,167	$473,307
Mary Rottler	$0	$0	$9,984	$299,017	$309,001
Change in Control
Benjamin Schall	$0	$0	$0	$2,645,864	$2,645,864
Amanda Lombard	$0	$0	$0	$38,608	$38,608
Kenneth Lombard	$0	$0	$0	$344,779	$344,779
Matthew E. Fernand	$0	$0	$0	$454,167	$454,167
Mary Rottler	$0	$0	$0	$299,017	$299,017

(1)	On December 10, 2020, the Company announced Mr. Schall’s departure from the Company, which was effective as of January 22, 2021. In connection with his departure, Mr. Schall received none of the payments or benefits set forth in this table.
(2)	On November 3, 2020, the Company announced Brian Dickman’s departure from the Company, which was effective as of December 4, 2020. In connection with his departure, Mr. Dickman did not receive any payments or benefits from the Company and is excluded from this table.
(3)	The calculation of a “pro-rata” bonus assumes, for this purpose, that the NEO’s full target bonus was earned as of December 31, 2020.
(4)	In the case of a termination without cause or resignation for good reason (whether or not in connection with a change in control) amounts in this column include an estimate of the portion of COBRA continuation coverage to be paid by the Company, based on 2020 rates and, in the case of Mr. Schall, the value of certain outplacement services. In the case of termination as a result of death and disability, the amounts shown only apply in the event of disability.
(5)	Values reflect the intrinsic value of the unvested equity awards that would vest in each circumstance. The calculations assume a share price of $14,68, the value of a common share on December 31, 2020. If acceleration is pro-rated under the terms of the applicable award agreement, the calculation assumes a termination date of December 31, 2020 and “target” performance achievement, as applicable.
(6)	Assumes the occurrence of a change in control in which outstanding unvested equity awards are not assumed or substituted and the executive does not incur a termination of employment.

(7)	For Mr. Schall, in the case that the termination event occurs within twelve (12) months following a Change in Control, he is entitled to receive cash severance of $2,625,000 in lieu of the cash severance amount stated above.

Compensation Program-Related Risk Assessment

The Compensation Committee reviewed whether any portion of the Company’s compensation program encourages employees to take unnecessary or excessive risks and concluded that the various elements of the compensation programs used by the Company were not reasonably likely to encourage employees to take unnecessary or excessive risks that could result in a material adverse risk to the Company.

Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, beginning with this Proxy Statement, we are required to provide annual disclosure of the ratio of (i) the median of annual total compensation of all of our employees other than our chief executive officer to (ii) the total annual compensation of our chief executive officer.

For fiscal year 2020, the annual total compensation for our former CEO, Mr. Schall, was $2,288,554, as reported in the Summary Compensation Table above. The estimated annual total compensation for 2020 for the employee that has been identified, using the methodology, adjustments and estimates described below, as at the median of our Company (other than the former chief executive officer) was $145,000. Therefore, the ratio of our former chief executive officer’s annual total compensation to that of our established median employee for 2020 is estimated to be approximately 16 to 1.

To determine our median employee, we reviewed the total cash compensation (i.e., base salary plus bonus) paid in 2020 for all individuals, excluding our former CEO, who were employed by us on December 31, 2020 (whether employed on a full-time, part-time, seasonal, or temporary basis). As of that date, we had a total of 61 such employees, all of whom are located in the United States. Using Company records and payroll data, as part of this calculation, we annualized the base salary amount for full-time employees who were employed at our December 31, 2020 measurement date but who worked for us for less than the full year. We believe doing so reasonably estimates the true compensation levels of our personnel. Except for this annualization, we did not make any assumptions, adjustments, or estimates with respect to the cash compensation amount.

After identifying our median employee using the methodology described above, we calculated annual total compensation for this employee using the same methodology we use for our NEOs in the Summary Compensation Table set forth in this Proxy Statement. The Company chose to recalculate its median employee for 2020 because of the growth and changes in the employee population as compared to 2019; however, the methodology used to identify the median employee in 2020 is consistent with the method utilized in 2019 and 2018.

We believe the foregoing pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules, which permit the use of estimates, assumptions, and adjustments in connection with the identification of our median employee. Because the applicable SEC rules permit companies to adopt a variety of methodologies and exclusions and to make reasonable estimates and assumptions based on the particular compensation practices of such companies, the pay ratio reported by other companies, even those in a similar business, may not be comparable to the one we report above.

COMPENSATION OF TRUSTEES

Seritage provides its non-employee trustees an annual cash retainer in the amount of $100,000 for serving as a trustee of Seritage and an annual cash retainer in the amount of $15,000 for trustees who serve as the chairperson of the Audit Committee or the Compensation Committee. In addition, all trustees are reimbursed for out-of-pocket expenses incurred to attend meetings of the Board of Trustees and committees of the Board of Trustees. None of the trustees have been awarded equity compensation by the Company. Although the annual cash retainer amount is normally paid on a quarterly basis, in response to the coronavirus pandemic (COVID-19) and related impact on the Company’s operations, the Board of Trustees has determined that it will delay payment of the second quarter fees.

The following table reflects the portion of the annual cash retainer earned for 2020 for non-employee trustees who served on the Board of Trustees during 2020.

Name	Fees Earned or Paid in Cash ($)
Edward S. Lampert	100,000
David S. Fawer	100,000
Sharon Osberg	100,000
John T. McClain	130,000
Thomas M. Steinberg	100,000
Allison L. Thrush	100,000

ITEM 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Item 2 is the ratification of the Audit Committee’s appointment of Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm to audit the financial statements of the Company for fiscal year 2021. Although shareholder approval is not required, we desire to obtain from our shareholders an indication of their approval or disapproval of the Audit Committee’s action in appointing Deloitte as the independent registered public accounting firm of Seritage for 2021. If our shareholders do not ratify this appointment, the appointment will be reconsidered by the Audit Committee and our Board. Representatives of Deloitte will be present at the Annual Meeting. They will be available to respond to your questions and may make a statement if they so desire.

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2021.

Independent Registered Public Accounting Firm Fees

The following table shows the fees paid or accrued by the Company and its subsidiaries for the audit and other services provided by Deloitte, the member firms of Deloitte Touche Tohmatsu and their respective affiliates, during the fiscal year 2020 and 2019:

	January 1, 2020 to December 31, 2020	January 1, 2019 to December 31, 2019
Audit Fees (1)	$1,820,000	$1,371,500
Audit-Related Fees	$0	$0
Tax Fees	$547,496	$553,930
Other Fees	—	—
Total	$2,367,496	$1,925,430

(1)   Audit Fees represent fees for professional services provided in connection with the audits of the Company’s consolidated annual financial statements, internal control over financial reporting and review of the quarterly financial statements, including certain accounting consultations in connection with the audit, consents and other SEC matters.

The Audit Committee must pre-approve all services of our independent registered public accounting firm as required by its charter and the rules of the SEC. Each fiscal year, the Audit Committee approves an annual estimate of fees for services, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent registered public accounting firm’s independence from management. The Audit Committee reviews and discusses with the independent auditor any documentation supplied by the independent auditor as to the nature and scope of any tax services to be approved, as well as the potential effects of the provision of such services on the independent auditor’s independence. In addition, the Audit Committee will evaluate known potential services of the independent registered public accounting firm, including the scope of the proposed work to be performed and the proposed fees, and approve or reject each service. Management may present additional services for approval at subsequent committee meetings.

All of the audit, audit-related and tax services provided by Deloitte, the member firms of Deloitte Touche Tohmatsu and their respective affiliates, were pre-approved in accordance with the Audit Committee’s policies and procedures.

REPORT OF THE AUDIT COMMITTEE

The purpose of the Audit Committee (the “Audit Committee”) of the Board of Trustees (the “Board of Trustees”) of Seritage Growth Properties (the “Company” or “Seritage Growth Properties”) is to assist the Board of Trustees in fulfilling its oversight responsibilities by reviewing the Company’s system of internal controls, the presentation and disclosure in the Company’s financial statements, which will be provided to our shareholders and others, and the overall audit process. All members of the Audit Committee meet the criteria for independence applicable to audit committee members under the New York Stock Exchange (“NYSE”) listing rules. The Audit Committee Charter complies with the NYSE listing rules.

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company’s independent registered public accounting firm is responsible for auditing these financial statements and expressing an opinion as to their conformity to GAAP. The Audit Committee’s responsibility is to monitor and review these processes, acting in an oversight capacity, and the Audit Committee does not certify the financial statements or guarantee the independent registered public accounting firm’s report. The Audit Committee relies, without independent verification, on the information provided to it, including representations made by management and the independent registered public accounting firm, including its audit report.

The Audit Committee discussed with Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 1301, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence. The Audit Committee reviewed and discussed the audited financial statements of Seritage Growth Properties for the fiscal year ended December 31, 2020 with management and Deloitte. Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited financial statements of Seritage Growth Properties be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2020.

Audit Committee
John T. McClain, Chairman
David S. Fawer
Allison L. Thrush

ITEM 3. ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board is providing the Company’s shareholders with the opportunity to vote, on an advisory basis, and in accordance with Section 14A of the Exchange Act, on our executive compensation programs for the named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis and the accompanying compensation tables and related narrative in this Proxy Statement). This proposal is commonly known as a “say-on-pay” proposal.

As described in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Company’s compensation system is designed to provide our NEOs with a competitive total compensation package, balanced between fixed and “at risk” compensation and between cash and non-cash components, with the intent of (a) attracting, retaining and motivating key executives, (b) providing appropriate incentives aimed at motivating our executives to strive for Company growth across a variety of measures, but discouraging excessive risk-taking utilizing a mixture of fixed and “at-risk” compensation, as well as a mixture of short- and long-term incentive compensation, and (c) rewarding long-term increased Company value and aligning the interests of the management team with the interests of our shareholders.

In 2020, the Company’s business activities were necessarily revised in light of the COVID-19 pandemic. Throughout this extraordinary time, the Company resolved to work through challenges related to COVID-19 by focusing on preserving the medium- and long-term value of the Company’s assets, balanced with the need to make changes in response to the overall environment, with the first priority being the health and safety of the Company’s employees, their families, our partners, and the communities in which we operate. As a result of the highly unusual circumstances encountered in 2020, the Board determined it was in the best interests of the Company and its shareholders to adopt a discretionary compensation framework for 2020, with performance considered in light of a number of factors, including income and expense management, capital allocation, assets sales and other capital raising activities, management of the project development pipeline and non-retail activation.

Under this framework, to reflect the challenges facing the Company in the current environment, discretionary equity awards, in the form of restricted stock units that vest over three years, were awarded in connection with 2020 service instead of cash bonuses using a value that was significantly less than the target levels that would have applied to the original cash bonuses, and annual long-term equity award values were reduced from prior years. These steps are examples of the actions taken by the Compensation Committee to balance the need to maintain competitive compensation packages needed to attract, retain and motivate our management team and the desire to align the interests of our executives with those of our stockholders. For more information please see the Compensation Discussion and Analysis in this Proxy Statement, and the compensation disclosure tables and narrative that follow it, which describe the Company’s executive compensation program for our NEOs in detail.

At our 2017 Annual Meeting, more than a majority of our shareholders voted for an annual say-on-pay vote. Based on these results, we intend to provide our shareholders with an annual, non-binding advisory say-on-pay vote on executive compensation until the next required non-

binding advisory vote on the frequency of future advisory say-on-pay votes as required under SEC rules.

The Board strongly endorses the Company’s executive compensation program and compensation paid to our named executive officers and recommends that shareholders vote “FOR” the following non-binding resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including in the Compensation Discussion and Analysis contained in the Proxy Statement for the 2021 annual meeting of shareholders of the Company, compensation tables and narrative discussion, is hereby approved.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 3 TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED PURSUANT TO THE SEC’S COMPENSATION DISCLOSURE RULES.

Other Business That May Come Before the Meeting

Our management does not intend to bring any other business before the Annual Meeting for action and has not been notified of any other business proposed to be brought before the Annual Meeting. However, if any other business should be properly presented for action, it is the intention of the persons named on the proxy card to vote in their discretion on such business.

2022 Annual Meeting of Shareholders

Procedures for Submitting Shareholder Proposals

Any proposal of a shareholder intended to be included in our Proxy Statement for the 2022 Annual Meeting of Shareholders pursuant to SEC Rule 14a-8 must be received by us no later than December 10, 2021, unless the date of our 2022 Annual Meeting of Shareholders is more than 30 days before or after May 20, 2022, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials. All shareholder proposals must be delivered to the Company at the following address: Seritage Growth Properties, 500 Fifth Avenue, Suite 1530, New York, NY 10110, Attn: Corporate Secretary.

A shareholder nomination of a person for election to our Board or a proposal for consideration at our 2022 Annual Meeting of Shareholders not intended to be included in our Proxy Statement pursuant to SEC Rule 14a-8 must be submitted in accordance with the advance notice procedures and other requirements set forth in Section 12 of Article II of our current Bylaws. Pursuant to Section 12 of Article II of our current Bylaws, we must receive timely notice of the nomination or other proposal in writing by not later than 5:00 p.m., Eastern Time, on December 10, 2021, nor earlier than November 10, 2021. However, in the event that the 2022 Annual Meeting of Shareholders is advanced or delayed by more than 30 days from May 20, 2022, which is the first anniversary of the date of the 2021 Annual Meeting of Shareholders, notice by the shareholder to be timely must be received no earlier than the 150th day prior to the date of the meeting and not later than 5:00 p.m., Eastern time, on the later of the 120th day prior to the date of the meeting or the tenth day following the date of the first public announcement of the meeting. A copy of our Bylaws may be obtained from our Corporate Secretary, who may be reached at Seritage Growth Properties, 500 Fifth Avenue, Suite 1530, New York, NY 10110, Attn: Corporate Secretary.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our trustees and executive officers and the beneficial holders of more than 10% of our Class A Shares to file reports of ownership and changes in ownership with respect to our Class A Shares with the SEC and to furnish copies of these reports to us. Based on a review of the reports filed with the SEC and written representations from our trustees and executive officers that no other reports were required, all Section 16(a) filing requirements were met during 2020, except that each of Schall, Dickman, Fernand, Bry and Rottler had one late Form 4 each reporting 2 transactions, and K. Lombard had one late Form 4 reporting 1 transaction, due to administrative oversight.

Solicitation of Proxies

The proxies are solicited by our Board. We will pay the cost to solicit proxies. Trustees and officers of the Company and employees of its affiliates may solicit proxies either personally or by telephone, by facsimile transmission or through the Internet.

IMPORTANT

The interest and cooperation of all shareholders in the affairs of Seritage Growth Properties are considered to be of the greatest importance by your management. Even though you expect to attend the Annual Meeting, it is urgently requested that, whether your share holdings are large or small, you promptly authorize a proxy to vote your shares by telephone, through the Internet or by mail.

By Order of the Board of Trustees

Matthew Fernand
General Counsel,
Executive Vice President and Secretary

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/SRG or scan the QR code — login details are located in the shaded bar below. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/SRG Annual Meeting Proxy Card q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Trustees recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3. duly elected and qualified. For Against Abstain For Against Abstain For Against Abstain + 1. The election of Edward S. Lampert, John T. McClain and Allison L. Thrush as Class III trustees, each to serve until the 2024 annual meeting of shareholders and until his or her successor is 01 - Edward S. Lampert 02 - John T. McClain 03 - Allison L. Thrush 2. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2021. For Against Abstain 3. An advisory, non-binding resolution to approve the Company’s executive compensation program for our named executive officers. For Against Abstain 4. Any other business that may properly come before the meeting or any postponement or adjournment of the meeting. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 03FJUC 3 2 D M + The 2021 Annual Meeting of Seritage Growth Properties Shareholders will be held on Thursday, May 20, 2021, 10:00 a.m. Eastern Time, virtually via the Internet at www.meetingcenter.io/240071724 To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is — SRG2021. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/SRG q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Seritage Growth Properties + Proxy Solicited by Board of Trustees for Annual Meeting – May 20, 2021 Andrea Olshan, Amanda Lombard and Matthew Fernand, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Seritage Growth Properties to be held on May 20, 2021 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Class III Trustees and FOR items 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. +